Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277241

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 29, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 24, 2025)

€

Fiserv Funding Unlimited Company

€   % Senior Notes due 20

€   % Senior Notes due 20

€   % Senior Notes due 20

Fully and Unconditionally Guaranteed by

Fiserv, Inc.

Fiserv Funding Unlimited Company, a private unlimited company with share capital incorporated under the laws of the Republic of Ireland (the “Issuer”), an indirect wholly owned subsidiary of Fiserv, Inc., a Wisconsin corporation (the “Company”), is offering €   principal amount of its   % Senior Notes due 20   (the “20  notes”), €     principal amount of its   % Senior Notes due 20   (the “20  notes”) and €  principal amount of its   % Senior Notes due 20   (the “20  notes” and, together with the 20  notes and the 20   notes, the “notes”). The 20    notes will mature on     , 20    , the 20   notes will mature on    , 20   and the 20   notes will mature on     , 20  . The Issuer will pay interest on the notes annually in arrears on   of each year, beginning on   , 2025. The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company as more fully described in this prospectus supplement in “Description of the Notes—Guarantee.”

The Issuer may, at its option, redeem each series of the notes, in whole or in part, at any time and from time to time at the applicable redemption price described in this prospectus supplement in “Description of the Notes—Optional Redemption.” The Issuer may also redeem each series of the notes at its option, in whole but not in part, at the applicable redemption price described in this prospectus supplement if certain tax events occur as described in “Description of the Notes—Optional Tax Redemption.” The Issuer must offer to repurchase the notes upon the occurrence of a change of control triggering event at the price described in this prospectus supplement in “Description of the Notes—Purchase of Notes upon a Change of Control Triggering Event.”

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the Company’s commercial paper notes, the Company’s 3.850% senior notes due June 2025 and the Company’s 2.250% senior notes due July 2025.

The offering and sale of each series of notes is not conditioned on the sale of any other series of notes.

The notes will be the Issuer’s unsecured senior obligations and will rank equally with the Issuer’s other unsecured senior indebtedness from time to time outstanding. The Company’s guarantees will be the Company’s unsecured senior obligations and will rank equally with the Company’s other unsecured senior indebtedness from time to time outstanding.

Each series of the notes is a new issue of securities with no established trading market. We currently intend to apply to list the notes on The New York Stock Exchange (“NYSE”). The listing application will be subject to approval by NYSE. If such listing is obtained, we have no obligation to maintain such listing for the notes and we may delist the notes, or list the notes on one or more other national securities exchanges, at any time.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discounts		Proceeds to the Issuer, Before Expenses
Per 20 note		%		%		%
Per 20 note		%		%		%
Per 20 note		%		%		%

Total	€		€		€

(1)	Plus accrued interest if any, from , 2025, if settlement occurs after that date.

We expect to deliver the notes to investors in registered book-entry only form through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream” and, together with Euroclear, the “ICSDs” and each, an “ICSD”), on or about   , 2025. Upon issuance, the notes will be represented by one or more global notes in fully registered form (“global notes”), which are expected to be deposited with a common depositary for Euroclear and Clearstream and registered in the name of a nominee of the common depositary.

Joint Book-Running Managers

J.P. Morgan	Citigroup	MUFG	Wells Fargo Securities
BofA Securities	PNC Capital Markets LLC	TD Securities	Truist Securities
US Bancorp			Deutsche Bank

The date of this prospectus supplement is April  , 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is accurate as of any date other than its respective date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to “$,” “dollars,” “USD” or “U.S. dollars” are to the lawful currency of the United States of America. References to “€” or “euro” are to the lawful currency of the member states of the European Union that have adopted the euro as their currency.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “Fiserv” refer to Fiserv, Inc., a Wisconsin corporation, and its consolidated subsidiaries, including the Issuer.

IN CONNECTION WITH THE ISSUE OF THE NOTES, WELLS FARGO SECURITIES INTERNATIONAL LIMITED, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND DIRECTIVES, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

MiFID II Product Governance / Professional Investors and ECPs Only Target Market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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PRIIPs Regulation / Prohibition of sales to EEA retail investors – The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK MIFIR product governance / Professional Investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act) 2018 (as amended, the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK PRIIPs Regulation/Prohibition of sales to UK retail investors – The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to persons outside the United Kingdom and those persons in the United Kingdom who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing

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prospectus or any other document or materials relating to the issue of the notes offered hereby relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby or any of their contents.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, including exhibits, with respect to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•

information we file with the SEC after the date of this prospectus supplement will automatically update and supersede information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the end of the offering of the securities pursuant to this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	our Current Reports on Form 8-K as filed with the SEC on January 23, 2025, March 17, 2025 and April 2, 2025; and

•

the information in the Definitive Proxy Statement for our 2025 annual meeting filed with the SEC on April 2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus supplement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

600 N. Vel R. Phillips Avenue,

Milwaukee, WI 53203

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on or accessible through our website other than these filings into this prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development, outlook, or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, the following: our ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for our products and services; the ability of our technology to keep pace with a rapidly evolving marketplace; the success of our merchant alliances, some of which we do not control; the impact of a security breach or operational failure on our business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of our vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on us and our employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting us or the financial services industry as a whole; our ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our growth strategies; our ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that we file with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Issuer is organized under the laws of the Republic of Ireland. The Company is incorporated under the laws of Wisconsin. You may be unable to effect service of process within the United States on the directors, officers or executives of the Issuer. In addition, as assets of the Issuer, and the assets of certain of their directors, officers and other executives, are located outside of the United States, you may be unable to enforce judgments against them obtained in U.S. courts predicated on civil liability provisions of the federal securities laws of the United States. The Issuer has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of federal securities laws of the United States by having Robert W. Hau, the Chief Financial Officer of the Company, be its U.S. agent appointed for that purpose. Mr. Hau is located at 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203.

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SUMMARY

This summary highlights information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-9 of this prospectus supplement, the accompanying prospectus, the risk factors discussed in our most recent Annual Report on Form 10-K and the other information incorporated by reference carefully before making a decision to invest in our notes.

Company Overview

Fiserv

We are a leading global provider of payments and financial services technology solutions. The Company is publicly traded on the New York Stock Exchange under the symbol “FI” and part of the S&P 500 Index. We serve clients around the globe, including merchants, banks, credit unions, other financial institutions, and corporate and public sector clients.

We aspire to move money and information in a way that moves the world. Our purpose is to deliver superior value for our clients through leading technology, targeted innovation and excellence in everything we do. We are focused on driving growth and creating value by assembling a high-performing and diverse team; integrating our solutions; delivering operational excellence; allocating capital in a disciplined manner, including share repurchase and merger and acquisition activity; and investing for organic growth through innovation. Our long-term focus is to meet our financial commitments; continue to build high-quality revenue; deepen client relationships with an emphasis on digital solutions and value-added services; deliver innovation and integration enabling differentiated value for our clients; and generate integration value, including cost and revenue synergies from acquisitions.

In 2024, we had $20.5 billion in total revenue, $5.9 billion in operating income and $6.6 billion of net cash provided by operating activities, and in the three months ended March 31, 2025, we had $5.1 billion in total revenue, $1.4 billion in operating income and $648 million of net cash provided by operating activities. Processing and services revenue, which represented 81% of our total revenue in 2024 and 79% of our total revenue in the three months ended March 31, 2025, is primarily generated from account- and transaction-based fees under multi-year contracts that generally have high renewal rates.

We serve our global client base by working among our geographic teams across various regions, including the United States of America (“U.S.”) and Canada; Europe, Middle East and Africa; Latin America; and Asia Pacific.

We have grown our business organically and through acquisitions, by signing new clients, expanding the products and services we provide to existing clients, offering new and enhanced products and services developed through innovation and acquisition, and extending our capabilities geographically, all of which have enabled us to deliver a wide range of integrated products and services and created new opportunities for growth. Our operations are comprised of the Merchant Solutions (“Merchant”) segment and the Financial Solutions (“Financial”) segment.

Our headquarters are located at 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203, and our telephone number is (262) 879-5000.

Merchant

The businesses in our Merchant segment provide commerce-enabling products and services to companies of all sizes around the world. These products and services include merchant acquiring and digital commerce services; mobile payment services; security and fraud protection solutions; stored-value solutions; software-as-a-service; point-of sale devices; and pay-by-bank solutions. The businesses within our Merchant segment consist of the following:

•

Small Business, which provides products and services to small businesses and independent software vendors (“ISV”), including Clover®, our point-of-sale and business management platform for small business clients;

•	Enterprise, which provides products and services to large businesses, including our integrated omnichannel operating system for enterprise clients; and

•	Processing, which provides products and services to financial institutions, joint ventures, and other third party resellers which have direct relationships with merchants.

We distribute the products and services in the Merchant segment businesses through a variety of channels, including direct sales teams, strategic partnerships with agent sales forces, ISVs, financial institutions and other strategic partners in the form of joint venture alliances, revenue sharing alliances and referral agreements.

Financial

The businesses in our Financial segment provide products and services to financial institution, corporate and public sector clients across the world, enabling the processing of customer loan and deposit accounts, digital payments and card transactions. The businesses within our Financial segment consist of the following:

•

Digital Payments, which provides debit card processing services, debit network services, security and fraud protection products, bill payment, person-to-person payments and account-to-account transfers;

•	Issuing, which provides credit card processing services, prepaid card processing services, card production services, print services, government payment processing and student loan processing; and

•	Banking, which provides customer loan and deposit account processing, digital banking, financial and risk management, professional services and consulting and check processing.

Corporate and Other

Corporate and Other supports our reportable segments and consists of amortization of acquisition-related intangible assets, unallocated corporate expenses and other activities that are not considered when management evaluates segment performance, such as gains or losses on sales of businesses, certain assets or investments; costs associated with acquisition and divestiture activity; certain services revenue associated with various dispositions; and postage reimbursements.

Fiserv Funding Unlimited Company

Fiserv Funding Unlimited Company, the Issuer, is an indirect wholly owned holding company subsidiary of Fiserv, Inc. that was incorporated under the laws of the Republic of Ireland as a private unlimited company with share capital on April, 14, 2025 and whose primary purpose is to serve as a holding company and finance the business and operations of Fiserv, Inc. and its affiliates. With an unlimited company, such as the Issuer, there is no limit on the liability of the shareholders, and recourse may be had by creditors to the shareholders of the Issuer in respect of liabilities that may be owed by the Issuer that the Issuer failed to discharge. First Data Global Services Limited, a limited liability company incorporated in the Republic of Ireland, is the sole shareholder of Fiserv Funding. The Issuer is registered with the Irish Companies Registration Office under number 786181. The Issuer’s principal executive offices are located at 10 Hanover Quay, Dublin D02 K510, and its telephone number is (262) 879-5000.

The Issuer does not have any independent operations, and its only assets will consist of its investments in subsidiaries, none of which is providing guarantees of the notes. There are no restrictions on the ability of the Issuer to obtain funds from its subsidiaries through dividends, loans or advances.

Risk Factors

See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information on risks relating to our business and the notes.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus.

Issuer	Fiserv Funding Unlimited Company

Guarantor	Fiserv, Inc.

Notes Offered	€ aggregate principal amount of % Senior Notes due 20 (the “20 notes”), € aggregate principal amount of % Senior Notes due 20 (the “20 notes”) and € aggregate principal amount of % Senior Notes due 20 (the “20 notes” and, together with the 20 notes and the 20 notes, the “notes”).

The offering and sale of each series of notes is not conditioned on the sale of any other series of notes.

CUSIP / ISIN / Common Code	20 notes: / /

20 notes: / /

20 notes: / /

Maturity Dates	Unless earlier redeemed or repurchased by us, the 20 notes will mature on , 20 , the 20 notes will mature on , 20 and the 20 notes will mature on , 20 .

Interest Rate	The 20 notes will bear interest at % per year, the 20 notes will bear interest at % per year and the 20 notes will bear interest at % per year.

Interest Payment Dates	of each year, beginning , 2025.

Ranking	The notes will be:

•	the Issuer’s general unsecured obligations and will rank equally in right of payment with the Issuer’s other unsecured senior indebtedness from time to time outstanding;

•	effectively subordinated to any secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated in right of payment to all indebtedness and other liabilities and preferred equity of any of the Issuer’s subsidiaries.

The Company’s guarantees will be:

•	the Company’s general unsecured obligations and will rank equally in right of payment with the Company’s other unsecured senior indebtedness from time to time outstanding;

•	effectively subordinated to any secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated in right of payment to all indebtedness and other liabilities and preferred equity of any of the Company’s subsidiaries.

As of March 31, 2025, the Company had outstanding approximately $25.8 billion of unsecured senior indebtedness. Also at that date, the Company had approximately $482 million of secured indebtedness (consisting primarily of financing leases outstanding) and approximately $55 million of financed software, and its subsidiaries had approximately $2.0 billion of indebtedness to third parties, and had issued no preferred equity.

As of March 31, 2025, the Issuer had no indebtedness outstanding other than indebtedness owed to other subsidiaries of the Company.

Optional Redemption	The notes will be redeemable, at the Issuer’s option, in whole or in part, at any time and from time to time at the applicable redemption price described in “Description of the Notes—Optional Redemption.”

Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a change of control triggering event (including certain ratings downgrades) as provided in the indenture, the Issuer will be required to offer to repurchase the notes for cash at a price of 101% of the aggregate principal amount of the notes outstanding on the date of such change of control triggering event plus accrued and unpaid interest.

Optional Tax Redemption	The notes will be redeemable, at the Issuer’s option, in whole but not in part, at the applicable redemption price described in this prospectus supplement if certain tax events occur as described in “Description of the Notes—Optional Tax Redemption.”

Covenants	The indenture governing the notes contains covenants that, among other matters, limit:

•	the Issuer’s ability to consolidate or merge into another person;

•	the Company’s ability to consolidate or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, another person;

•	the Company and certain of its subsidiaries’ ability to create or assume liens; and

•	the Company and certain of its subsidiaries’ ability to engage in sale and leaseback transactions.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Covenants” in this prospectus supplement.

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately €  , after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the Company’s commercial paper notes, the Company’s 3.850% senior notes due June 2025 and the Company’s 2.250% senior notes due July 2025. See “Use of Proceeds.”

Conflicts of Interest	To the extent that net proceeds from this offering are applied to repay the Company’s outstanding commercial paper notes, the Company’s 3.850% senior notes due June 2025 or the Company’s 2.250% senior notes due July 2025, in each case, held by any of the underwriters and/or their respective affiliates, they will receive proceeds of this offering as a result of such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) are used to repay such commercial paper notes, 3.850% senior notes due June 2025, or 2.250% senior notes due July 2025, in each case, held by the underwriters and/or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Form and Denomination	The notes will be issued in the form of one or more permanent global notes in fully registered form (“global notes”). The global notes will be deposited with, or on behalf of, the common depositary for Clearstream and Euroclear and issued to and registered in the name of a nominee of the common depositary. Except as described in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the global notes directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs. Except in the limited circumstances described in this prospectus supplement, certificates will not be issued in exchange for beneficial interests in the global notes. See “Description of the Notes – Book Entry.”

The Issuer will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Currency of Payments	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption or repurchase of the notes, will be made in euro.

If euro is unavailable to the Issuer or the Company due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Company, or if the euro is no longer used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to the Issuer and the Company or so used. In such circumstances, the amounts payable on any date in euro will be converted into U.S. dollars at the “market exchange rate” (as defined in this prospectus supplement) as of the close of business on the second business day prior to the relevant payment date or, if such market exchange rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuer or the Company, as the case may be, in its sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. See “Description of the Notes—Issuance in Euro.”

Trustee, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Paying Agent	U.S. Bank Europe DAC.

Listing and Trading	We intend to apply for listing the notes for trading on the NYSE. The listing application will be subject to approval by NYSE. If such listing is obtained, we have no obligation to maintain such listing for the notes and we may delist the notes, or list the notes on one or more other national securities exchanges, at any time.

Each series of notes is a new issue of securities for which there is currently no established trading market. A market for the notes may not develop or, if one does develop, it may not be maintained, and there can be no assurance given as to the liquidity of any such market. If a market develops, the notes could trade at price that may be higher or lower than the initial offering price or the price at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the market for similar securities, the redemption and repayment features of the notes and the time remaining to maturity of the notes.

Issuer Legal Entity Identifier	254900RNWK5SE9A0I712

Guarantor Legal Entity Identifier	GI7UBEJLXYLGR2C7GV83

Summary Fiserv Consolidated Financial Information

The summary consolidated financial information below was derived from our consolidated financial statements. The information set forth below is qualified in its entirety by, and should be read in conjunction with, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial information presented below has been affected by acquisitions, dispositions and foreign currency fluctuations. See the section entitled “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024	2023	2022
(In millions)	(unaudited)		(audited)
Income Statement Data(1):
Total revenue	$5,130	$4,883	$20,456	$19,093	$17,737
Operating income	1,395	1,181	5,879	5,014	3,740
Net income attributable to Fiserv, Inc.	851	735	3,131	3,068	2,530

(1)

The unaudited interim period financial information for the three months ended March 31, 2025 and 2024, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the periods shown. Results for the three months ended March 31, 2025 are not necessarily indicative of results to be expected for the full fiscal year.

	As of March 31,	As of December 31,
	2025	2024	2023
(In millions)	(unaudited)	(audited)
Balance Sheet Data(1):
Cash and cash equivalents	$1,177	$1,236	$1,204
Total assets	80,402	77,176	90,890
Total debt	28,297	24,840	23,118
Total Fiserv, Inc. shareholders’ equity	25,884	27,068	29,857

(1)

The unaudited interim period financial information as of March 31, 2025, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the period shown. Amounts as of March 31, 2025, are not necessarily indicative of amounts to be expected at the end of the fiscal year.

RISK FACTORS

Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the factors set forth below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the other documents the Company files with the SEC that are incorporated by reference herein and therein. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. We also urge you to consider carefully the factors set forth under the heading “Forward-Looking Statements” in this prospectus supplement.

Risks Related to Fiserv’s Business

See “Risk Factors” in Fiserv’s Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of certain risks related to Fiserv’s business. See “Where You Can Find More Information.”

Risks Related to the Notes

The financial and operating performance of the Issuer and the Company and other factors could adversely impact the ability of the Issuer or the Company to make payments on the notes or the guarantees, as the case may be.

The ability of the Issuer and the Company to make scheduled payments with respect to their indebtedness, including the notes and the guarantees, will depend on their financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond their control. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the portions of the Company’s most recent Annual Report on Form 10-K entitled “Risk Factors” for a discussion of some of the factors that could affect the financial and operating performance of the Issuer and the Company.

An increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. The rates for benchmark securities for U.S. dollar- and euro-denominated securities have risen significantly in recent years. These increases have caused prices for outstanding debt securities issued when benchmark rates were lower to decline. We cannot predict the future level of market interest rates or the impact of such interest rates on the market prices of the notes.

There may be no public trading market for the notes.

The notes are new issues of securities for which there is currently no established trading market. A market for the notes may not develop or, if one does develop, it may not be maintained. If a market develops, the notes could trade at prices that may be higher or lower than the initial offering prices or the prices at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the market for similar securities, the redemption and repayment features of the notes and the time remaining to maturity of the notes. Although we intend to apply for listing the notes for trading on the NYSE, no assurance can be given as to the liquidity of, or trading markets for, the notes. The listing application will be subject to approval by NYSE. If such listing is obtained, we have no obligation to maintain such listing for the notes and we may delist the notes, or list the notes on one or more other national securities exchanges, at any time. If an active market for the notes fails to develop or be sustained, the trading prices and liquidity of the notes could be adversely affected.

Recent volatility in the debt markets could adversely affect the market value of the notes.

The market value for the notes depends on many factors, including:

•	the Company’s credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to the Company;

•	the Company’s financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized recent market conditions, could have an adverse effect on the market value of the notes. In addition, as a result of such volatility, certain of the Company’s existing debt securities have recently traded at levels below par.

The Issuer may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

Upon the occurrence of a change of control triggering event under the indenture governing the notes, the Issuer will be required to offer to repurchase the notes at a price of 101% of the aggregate principal amount of the notes outstanding on the date of such change of control triggering event plus accrued and unpaid interest. However, the Issuer may not have sufficient funds to repurchase the notes, and the Company as guarantor may not have sufficient funds to satisfy any guarantee payment required in respect thereof. In addition, the Issuer’s ability to repurchase the notes, and the Company’s ability to satisfy any related guarantee payment, may be limited by law or the terms of other agreements relating to their respective indebtedness. The failure to make such repurchase would result in a default under the notes. For more information, see “Description of the Notes—Purchase of Notes upon a Change of Control Triggering Event.”

The limited covenants in the indenture governing the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the notes does not:

•

require the Issuer or the Company to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that the Issuer or the Company experiences significant adverse changes in its financial condition or results of operations;

•	limit the Issuer’s ability to incur indebtedness that is equal in right of payment to the notes or the Company’s ability to incur indebtedness that is equal in right of payment to the guarantees;

•

restrict the ability of the subsidiaries of the Issuer or the Company to issue securities or otherwise incur indebtedness that would be senior to the equity interests of the Issuer or the Company, as the case may be, in its subsidiaries;

•	restrict the ability of the Issuer or the Company to repurchase or prepay its securities; or

•

restrict the ability of the Company or the Company’s subsidiaries, including the Issuer, to make investments or to repurchase or pay dividends or make other payments in respect of the common stock of the Issuer or other securities of the Issuer ranking junior to the notes or of the common stock of the Company or of other securities of the Company ranking junior to the guarantees.

Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control of the Company. The Company and the Company’s subsidiaries, including the Issuer, could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that would not constitute a change of control triggering event that would enable you to require the Issuer to repurchase the notes as described under “Description of the Notes—Purchase of Notes upon a Change of Control Triggering Event,” but which could nevertheless substantially affect the capital structure of the Issuer or the Company and the value of the notes. The indenture also permits the Company and the Company’s subsidiaries, including the Issuer, to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes or the guarantees, subject to certain limits, and to engage in sale-leaseback arrangements. For these reasons, the terms of the indenture governing the notes will provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

Neither the Company nor any of the Company’s subsidiaries has any property that has been determined to be a principal property under the indenture.

The indenture governing the notes will include a covenant that will, among other things, limit the ability of the Company and certain of the Company’s subsidiaries to create or assume, except in the favor of the Company or one or more of the Company’s wholly owned subsidiaries, any mortgage, pledge, lien or encumbrance on any of the principal properties of the Company or any such subsidiary or certain other limited assets. However, as of the date of this prospectus supplement, neither the Company nor any of the Company’s subsidiaries has any property that constitutes a principal property under the indenture.

The Issuer’s holding company structure may affect the Issuer’s ability to meet its obligations under the notes.

The Issuer is an indirect holding company subsidiary of the Company and does not have any independent operations. The Issuer’s only assets will consist of its investments in subsidiaries, none of which are providing guarantees of the notes. As a result, the Issuer’s ability to meet its obligations for payment of interest and principal on its outstanding debt obligations and to pay corporate expenses depends upon the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay or to advance or repay funds to the Issuer. The Issuer’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the notes.

Substantially all of the operations of the Company are conducted through its subsidiaries, and if they do not make sufficient distributions to the Company, it will not be able to make payments on its debt, including the guarantees.

The notes will be fully and unconditionally guaranteed by the Company, but none of the Company’s other subsidiaries is providing guarantees of the notes. Substantially all of the operations of the Company are conducted through its subsidiaries. Therefore, its ability to meet its obligations for payment of interest and principal on outstanding debt obligations, to pay corporate expenses and to satisfy its obligations under the guarantees depends upon the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Company. The Company’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the guarantees or to make any funds available, whether by dividends, loans, distributions or other payments.

In addition, any payment or repayment of dividends, distributions, loans of advances by these subsidiaries to the Company could be subject to legal or contractual restrictions. Payments to the Company by its subsidiaries will also be contingent upon those subsidiaries’ earnings and business considerations. If the Company has insufficient funds and sufficient funds cannot be transferred to the Company from its subsidiaries, or sufficient cash or liquidity is not otherwise available, the Company may not be able to make principal or interest payments on its outstanding debt, including the guarantees.

The notes and the Company’s guarantees will be effectively subordinated to any existing and future secured debt of the Issuer or the Company, as the case may be, and structurally subordinated to the existing or future debt of the subsidiaries of the Issuer or the Company, as the case may be.

Except as described below, the notes constitute the Issuer’s senior unsecured debt and rank equally in right of payment with all of the Issuer’s other existing and future senior debt, and the guarantees constitute the Company’s senior unsecured debt and rank equally in right of payment with all of the Company’s other existing and future senior debt. The notes will be effectively subordinated to all of the Issuer’s existing and future secured debt to the extent of the value of the collateral securing such debt, and the guarantees will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such debt. Neither the notes nor the guarantees will be secured by any assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes or the guarantees with respect to those assets. As of March 31, 2025, the Company had outstanding approximately $25.8 billion of unsecured senior indebtedness, approximately $482 million of secured indebtedness (consisting primarily of financing leases outstanding) and approximately $55 million of financed software. Also at that date, the Issuer had no indebtedness outstanding other than indebtedness owed to other subsidiaries of the Company.

In addition, the notes will be structurally subordinated in right of payment to all existing and future debt and other liabilities (including trade accounts payable) and preferred equity of the subsidiaries of the Issuer, and the guarantees will be structurally subordinated in right of payment to all existing and future debt and other liabilities (including trade accounts payable) and preferred equity of the subsidiaries of the Company. The right of the Issuer or the Company to receive any assets of any of their respective subsidiaries upon the bankruptcy, liquidation or reorganization of any such subsidiary, and therefore the right of the holders of the notes and the guarantees to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. As of March 31, 2025, the subsidiaries of the Company had approximately $2.0 billion of indebtedness to third parties and had issued no preferred equity, and the subsidiaries of the Issuer had no indebtedness to third parties and had issued no preferred equity.

If any guarantee of the notes is deemed a fraudulent conveyance or preferential transfer, a court may subordinate or void it.

If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of the Company, a court were to find that, at the time the Company incurred any guarantee:

•

the Company did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•	the Company:

•	was insolvent or was rendered insolvent by reason of the incurrence of the indebtedness constituting the guarantee;

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it if, in either case, after final judgment the judgment is unsatisfied,

the court could void or subordinate the guarantee to currently existing and future indebtedness of the Company, and take other action detrimental to the holders of the notes including, under certain circumstances, invalidating the guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, a guarantor would be considered insolvent if, at the time such guarantor incurs the indebtedness constituting the guarantee either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

The Issuer and the Company cannot give you any assurance as to what standards a court would use to determine whether the Company was solvent at the relevant time or, regardless what standard was used, whether the guarantee would not be avoided on another of the grounds described above.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Company’s credit ratings, including any announcement that the Company’s ratings are under further review for a downgrade, could affect the market value of the notes and increase the Company’s corporate borrowing costs.

The Issuer may choose to redeem the notes of any series prior to maturity.

The Issuer may redeem the notes of any series, in whole or in part, at any time. See “Description of the Notes—Optional Redemption.” The Issuer may also redeem the notes of any series, in whole but not in part, if certain tax events occur. See “Description of the Notes—Optional Tax Redemption.” Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if the Issuer redeems some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

An investment in the notes by a holder whose home currency is not the euro entails significant risks.

All payments of principal, premium, if any, and interest in respect of the notes, including in connection with redemptions and repurchases, will be paid in euro, subject to certain limited exceptions. The Issuer, the Company, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any beneficial owner of the notes in converting, payments of principal, premium, if any, and interest made in euro with respect to the notes into U.S. dollars or any other currency. An investment in the notes by a beneficial owner whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the beneficial owner’s home currency and the euro, the possibility of the imposition or subsequent modification of foreign exchange controls and tax consequences as a result of any foreign exchange gains due to an investment in the notes. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and other currencies have been highly volatile, and each beneficial owner should be aware that volatility may occur in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the beneficial owner’s home currency would result in a decrease in the effective yield of the notes below the coupon rate and, in certain circumstances, could result in a loss to the beneficial owner. If you are a beneficial owner of notes subject to U.S. federal income tax, see “Certain U.S. Federal Income Tax Considerations” for certain U.S. federal income tax consequences related to the notes being denominated in euro.

The notes permit the Issuer and the Company to make payments in U.S. dollars if the Issuer or the Company, as the case may be, is unable to obtain euro.

If euro is unavailable to the Issuer or the Company due to the imposition of exchange controls or other circumstances beyond our control, or if euro is no longer used by the member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes or the guarantees, as applicable, will be made in U.S. dollars until euro is again available to the Issuer or the Company, as the case may be, or so used.

The amount payable on any date in euro will be converted into U.S. dollars at the market exchange rate (as defined below) as of the close of business on the second business day prior to the relevant payment date or, if such market exchange rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuer or the Company, as the case may be, in the sole discretion of the Issuer or the Company, as the case may be. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling redenominations.

The term “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

See “Description of the Notes—Issuance in Euro.” Any payment in respect of the notes or the guarantees so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under “—An investment in the notes by a beneficial owner whose home currency is not the euro entails significant risks.”

In a lawsuit for payment on the notes, the beneficial owners of the notes may bear currency exchange risk.

The indenture is, and the notes and the guarantees will be, governed by the laws of the State of New York. A New York state statute presently in effect, but subject to amendment, would require a New York state court hearing such a lawsuit to render its decision or award in euro. The judgment entered on that award however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes or the guarantees, the beneficial owners of such notes would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes or the guarantees would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes or the guarantees in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The global notes will be held by or on behalf of Euroclear and Clearstream and, therefore, beneficial owners of the notes will have to rely on their procedures for payments, transfers and communication with the Issuer.

The notes will be represented by the global notes, which will be held by a common depositary for Euroclear and Clearstream. Except in certain limited circumstances as described in “Description of the Notes—Book-Entry,” beneficial owners of the notes will not be entitled to receive definitive notes in exchange for interests in the global notes. While the notes are represented by the global notes, beneficial owners of the notes will be able to trade their beneficial interests only through Euroclear and Clearstream.

The Issuer will discharge the Issuer’s payment obligations under the notes by making payments to or to the order of the common depositary for Euroclear and Clearstream for distribution to their accountholders. The owner of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global notes.

Owners of beneficial interests in the global notes will not have a direct right to vote in respect of the notes. Instead, such owners will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

Trading in the clearing systems is subject to minimum denomination requirements.

The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such euro notes in accordance with the provisions of the relevant global notes, a beneficial owner who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Risks Related to the Issuer

As an Irish incorporated company, the Issuer is subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the notes upon liquidation.

As an Irish incorporated company, the Issuer may be wound up under Irish law. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors; the claims of secured creditors will rank in priority after the claims of those categories of preferential creditors but before the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains/property tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any). The holders of the notes would be unsecured creditors of the Issuer and would rank in priority after the claims of preferential creditors and secured creditors, if any, and on a pari passu basis with other unsecured creditors of the Issuer. As a consequence, the holders’ return on their notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Issuer.

Certain provisions of Irish law may impact the claims of holders of the notes.

Section 604 of the Irish Companies Act

Under Irish company law, a liquidator of the Issuer could apply to court to have set aside certain transactions entered into by the Issuer before the commencement of liquidation. Section 604 of the Irish

Companies Act, 2014 (as amended, the “Irish Companies Act”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or any person in trust for any creditor, within six months of the commencement of a winding up of the company (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned), with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed an unfair preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six-month period is extended to two years (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned). An act that was carried out as part of a transaction that was (a) reasonable (b) immediately necessary for the implementation of a scheme of arrangement under Part 10 and (c) carried out in accordance with a scheme of arrangement confirmed by the court under Section 541 of the Irish Companies Act, will not be deemed an unfair preference under this section on the basis that the transaction was detrimental to the general body of creditors unless there are other reasons why the transaction should be deemed invalid. In addition, any such act in favor of a connected person is deemed to be a fraudulent preference and invalid accordingly, unless the contrary is shown.

Sections 443, 557 and 608 of the Irish Companies Act

Under sections 443, 557 and 608 of the Irish Companies Act, if it can be shown on the application of a liquidator, receiver, examiner, creditor or contributory of a company which is being wound up to the satisfaction of the relevant Irish court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the relevant Irish court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the relevant Irish court sees fit. In deciding whether it is just and equitable to make an order under sections 443, 557 or 608, the relevant Irish court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Sections 615 and 616 of the Irish Companies Act

Sections 615 and 616 of the Irish Companies Act confer power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed an unsecured creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up. The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.

Examinership

Examinership is a court procedure available under the Irish Companies Act to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the relevant Irish court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the relevant Irish court if at least one class of the following:

•

a majority in number of creditors whose interests or claims would be impaired by implementation of the proposals, representing a majority in value of the claims that would be impaired by implementation of the proposals, have voted to accept the proposals; or

•

if the above requirement is not satisfied, then a majority of the classes of creditors whose interests would be impaired by the scheme of arrangement have voted to accept them, provided that at least one of those creditors classes is a class of secured creditors or is senior to the class or ordinary unsecured creditors; or

•

if the above requirement is not satisfied, at least one class of creditors whose interests or claims would be impaired by the proposals, other than a class which would not receive any payment or keep any interest in a liquidation, has voted to accept them.

Subject to confirmation by the relevant Irish Court that the scheme of arrangement is not unfair or inequitable or unfairly prejudicial to non-consenting classes of creditors. The primary risks to the holders of the notes if an examiner was to be appointed to the Issuer are as follows:

•	the trustee, on behalf of the holders of the notes, would not be able to take proceeding to enforce rights under the Issuer during the period of examinership;

•	a scheme of arrangement may be approved involving the writing down of the debt due by the Issuer to the holders of the notes irrespective of their views;

•

in certain circumstances an examiner may seek to set aside any negative pledge given by the Issuer prohibiting the creation of security or the incurring of borrowings by the Issuer to enable the examiner to borrow to fund the Issuer during the protection period; and

•

in the event that a scheme of arrangement is not approved and the Issuer subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer and approved by the relevant Irish court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the Issuer to the holders of the notes. Furthermore, the relevant Irish court may order that an examiner shall have any of the powers of a liquidator appointed by the relevant Irish court would have, which could include the power to apply to have transactions set aside under sections 604 or 608 of the Irish Companies Act.

Payments under or with respect to the notes or the guarantee may be subject to withholding of tax in the Republic of Ireland.

The Issuer is a public unlimited company organized under the laws of the Republic of Ireland and, accordingly, payments under or with respect to the notes or the guarantee may be subject to Irish withholding tax if certain conditions are met. So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream (or, if not so held, payments on the notes are made through a paying agent not in the Republic of Ireland), interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax. See the discussion under “Irish Tax Considerations” in this prospectus supplement.

Enforcement of civil liabilities and judgments against the Issuer may be difficult.

You may not be able to effect service of process on the Issuer within the United States in any action, including actions predicated on the civil liability provisions of the U.S. federal and state securities laws or other laws. Investors may be unable to enforce the notes against them obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal and state securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in the Republic of Ireland.

ISSUANCE IN EURO

Principal, premium, if any, and interest payments on each series of the notes, including any payments made upon any redemption or repurchase of the notes, and payments under the guarantees, will be payable in euro. If euro is unavailable to the Issuer or the Company, as the case may be, due to the imposition of exchange controls or other circumstances beyond their control, or if the euro is no longer used by the member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of each series of the notes and the guarantees will be made in U.S. dollars until the euro is again available to the Issuer or the Company, as the case may be, or so used.

The amount payable on any date in euro will be converted into U.S. dollars at the market exchange rate as of the close of business on the second business day prior to the relevant payment date or, if such market exchange rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuer, or the Company, as the case may be, in its sole discretion. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling redenominations.

See “Description of the Notes—Issuance in Euro.” Any payment in respect of the notes or the guarantees so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes, and payments under the guarantees, that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

On April 28, 2025, the euro/USD exchange rate was €1.00 / U.S. $1.14, as reported by Bloomberg L.P.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately €   , after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the Company’s commercial paper notes, the Company’s 3.850% senior notes due June 2025 and the Company’s 2.250% senior notes due July 2025. At March 31, 2025, the Company’s outstanding U.S. dollar-denominated commercial paper indebtedness was $2.8 billion, with a weighted average interest rate of 4.652%, and the Company’s outstanding Euro-denominated commercial paper indebtedness was $1.3 billion, with a weighted average interest rate of 2.584%. The maturities of the Company’s commercial paper indebtedness generally range from one day to four months.

The offering and sale of each series of notes is not conditioned on the sale of any other series of notes.

To the extent that net proceeds from this offering are applied to repay the Company’s outstanding commercial paper notes, the Company’s 3.850% senior notes due June 2025 or the Company’s 2.250% senior notes due July 2025, in each case, held by any of the underwriters and/or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) are used to repay such commercial paper notes, 3.850% senior notes due June 2025 or 2.250% senior notes due July 2025, in each case, held by the underwriters and/or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering (but not the application of the proceeds therefrom).

You should read the table together with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual	As Adjusted
Short-term and current maturities of long-term debt:
Foreign lines of credit	$856	$856
Finance lease and other financing obligations	425	425

Total short-term and current maturities of long-term debt	$1,281	$1,281

Long-term debt:
3.850% senior notes due 2025	$900	$900
2.250% senior notes due 2025	680	680
3.200% senior notes due 2026	2,000	2,000
5.150% senior notes due 2027	750	750
2.250% senior notes due 2027	1,000	1,000
1.125% senior notes due 2027	540	540
5.450% senior notes due 2028	900	900
5.375% senior notes due 2028	700	700
4.200% senior notes due 2028	1,000	1,000
3.500% senior notes due 2029	3,000	3,000
4.750% senior notes due 2030	850	850
2.650% senior notes due 2030	1,000	1,000
1.625% senior notes due 2030	540	540
5.350% senior notes due 2031	500	500
4.500% senior notes due 2031	864	864
3.000% senior notes due 2031	680	680
5.600% senior notes due 2033	900	900
5.625% senior notes due 2033	1,300	1,300
5.450% senior notes due 2034	750	750
5.150% senior notes due 2034	900	900
4.400% senior notes due 2049	2,000	2,000
Notes offered hereby:
% senior notes due 20	—
% senior notes due 20	—
% senior notes due 20	—
U.S. dollar commercial paper notes	2,841	2,841
Euro commercial paper notes	1,283	1,283
Revolving credit facility	72	72
Unamortized discount and deferred financing costs	(150)	(150)

(In millions)	Actual	As Adjusted
Finance lease and other financing obligations	1,216		1,216

Total long-term debt	$27,016	$

Total debt	$28,297	$

Total Fiserv, Inc. shareholders’ equity	$25,884		$25,884

Total capitalization	$54,181	$

DESCRIPTION OF THE NOTES

The following description of certain material terms of the     % Senior Notes due 20  (the “20    notes”), the     % Senior Notes due 20    (the “20    notes”) and the    % Senior Notes due 20     (the “20     notes” and, together with the 20     notes and the   20    notes, the “notes”), and the related guarantees, offered hereby does not purport to be complete. This description supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities and the guarantees contained in “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of the notes in this prospectus supplement.

The notes and the related guarantee will be issued under and governed by an indenture, dated as of April 24, 2025 (the “base indenture”), as supplemented by supplemental indentures to be entered into among Fiserv Funding Unlimited Company, as the issuer, Fiserv, Inc., as guarantor, and U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee (the “trustee”) (together with the base indenture, the “indenture”). Although for convenience the 20    notes, the 20    notes and the 20    notes are referred to as “notes,” each will be issued as a separate series. Accordingly, for purposes of this Description of the Notes, references to the “notes” shall be deemed to refer to each series of notes separately, and not to the 20    notes, the 20    notes and the 20    notes on any combined basis. As used in the following description, the terms “Fiserv,” “we,” “us” and “our” refer to Fiserv Unlimited Company and Fiserv, Inc. and not any subsidiaries of Fiserv, Inc. (other than the Issuer), unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial owner of the notes and the guarantees. This description is subject to, and qualified in its entirety by reference to, the actual provisions of the notes and the indenture. For information about how to obtain copies of the indenture from us, see “Where You Can Find More Information” in the accompanying prospectus and this prospectus supplement.

General

The aggregate principal amount of the notes offered hereby will initially be limited to €    . The 20    notes will be initially limited to €    aggregate principal amount. The 20    notes will be initially limited to €    aggregate principal amount. The 20   notes will be initially limited to €    aggregate principal amount. We may, without the consent of the holders, increase the principal amount of each series in the future, on the same terms and conditions (except for the issue date, public offering price and, if applicable, the payment of interest accruing prior to the issue date and the initial interest payment date) and with the same CUSIP and other identifying numbers as the notes being offered hereby; provided that additional notes with the same CUSIP and other identifying numbers will be fungible with the previously issued notes of the relevant series for U.S. federal income tax purposes. All notes offered hereby will be issued only in fully registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

The notes will be the Issuer’s senior unsecured obligations and will rank equally with all of the Issuer’s other senior unsecured indebtedness from time to time outstanding. The guarantees of the notes will be the Company’s senior unsecured obligations and will rank equally with all of the Company’s other senior unsecured indebtedness from time to time outstanding. Neither the Issuer’s obligations arising under the notes nor the Company’s obligations arising under the guarantees will be guaranteed by any of the Company’s other subsidiaries (including the subsidiaries of the Issuer). The notes will effectively rank junior to any secured indebtedness the Issuer currently has outstanding or may incur in the future to the extent of the collateral securing the same and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of the Issuer’s subsidiaries. The guarantees will effectively rank junior to any secured indebtedness the Company currently has outstanding or may incur in the future to the extent of the collateral securing the same and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of the Company’s subsidiaries. As of March 31, 2025, the Company had outstanding approximately $25.8 billion of unsecured senior indebtedness. Also at that date, the Company had approximately $482 million of secured indebtedness (consisting primarily of financing leases outstanding) and approximately $55 million of financed software, and its subsidiaries had approximately $2.0 billion of indebtedness to third parties, and had issued no preferred equity. As of March 31, 2025, the Issuer had no indebtedness outstanding other than indebtedness owed to other subsidiaries of the Company and the subsidiaries of the Issuer had no indebtedness to third parties and had issued no preferred equity. See “Risk Factors—Risks Related to the Notes—The notes and the Company’s guarantee will be unsecured and effectively subordinated to the Issuer’s and the Company’s existing and future secured indebtedness and structurally subordinated to any existing or future indebtedness and other liabilities of the Issuer’s and the Company’s subsidiaries.”

The indenture does not contain any covenants or provisions that would afford the holders of the notes protection in the event of a highly leveraged or other transaction that is not in the best interests of noteholders, except to the limited extent described below under “—Purchase of Notes upon a Change of Control Triggering Event” and “—Covenants.”

Principal and Interest

The 20     notes will mature on     , 20 , the 20     notes will mature on     , 20  and the 20     notes will mature on     , 20 , unless, in each case, the Issuer redeems or purchases the notes prior to that date, as described below under “—Optional Redemption,” “—Optional Tax Redemption” and “—Purchase of Notes upon a Change of Control Triggering Event.” Interest on the 20     notes will accrue at the rate of  % per year, interest on the 20     notes will accrue at the rate of  % per year and interest on the 20     notes will accrue at the rate of  % per year, and in each case will be paid on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last scheduled interest payment date to which interest was paid on the notes (or from  , 2025, if no interest has been paid on such notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as the ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

The Issuer will pay interest on the notes annually in arrears on      of each year, beginning on     , 2025, to the holder in whose name each such note is registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each applicable interest payment date.

Amounts due on each interest payment date, the stated maturity date or any earlier redemption or purchase date of the notes will be payable at the office or agency maintained for such purpose in London, initially the corporate trust office of the paying agent, or by electronic means, in euro. The principal and interest payable on the global notes (as defined below) registered in the name of a nominee of the common depositary will be made in immediately available funds to the ICSDs or to the nominee of the common depositary, as the case may be, as the registered holder of such notes. If any of the notes are no longer represented by global notes, payment of interest on the notes in certified form may, at the Issuer’s option, be made by check mailed directly to holders at their registered addresses.

Neither the Issuer nor the trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

If any interest payment date, the stated maturity date or any earlier redemption or purchase date falls on a day that is not a business day, the Issuer will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, the stated maturity date or earlier redemption or purchase date, as the case may be, to the next business day. The term “business day” means any day other than a Saturday or Sunday (i) which is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (T2) or any successor thereto is open.

Guarantee

The Issuer’s payment obligations under the notes will be fully and unconditionally guaranteed by the Company (the Issuer’s indirect parent, Fiserv, Inc.). None of the Company’s subsidiaries will be guarantors. The guarantee of the notes will be unsecured.

The obligations of the Company under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—If any guarantee of the notes is deemed a fraudulent conveyance or preferential transfer, a court may subordinate or void it.”

The Company may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee as described under (i) “Covenants – Merger, Consolidation and Sale of Assets” or (ii) “—Defeasance, Covenant Defeasance and Satisfaction and Discharge” below.

Issuance in Euro

Initial holders of the notes will be required to pay for the notes in euro, and principal, premium, if any, and interest payments in respect of the notes, and payments under the guarantees, will be payable in euro, including any payments made upon the redemption or repurchase of the notes. If, on or after the date of this prospectus supplement, euro is unavailable to the Issuer or the Company, as the case may be, due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Company, as the case may be, or if the euro is no longer used by the member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes and the guarantees will be made in U.S. dollars until the euro is again available to the Issuer or the Company, as the case may be, or so used.

The amount payable on any date in euro will be converted into U.S. dollars at the market exchange rate (as defined below) as of the close of business on the second business day prior to the relevant payment date or, if such market exchange rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuer or the Company, as the case may be, in its sole discretion.

The term “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro, as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Any payment in respect of the notes or the guarantees so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling redenominations. Holders of the notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Listing

Each series of notes constitutes a new issue or securities for which there are no established trading markets. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such listing is obtained, we have no obligation to maintain such listing for the notes, and we may delist the notes, or list the notes on one or more other national securities exchanges, at any time.

Optional Redemption

Prior to (i)     , 20 , with respect to the 20    notes (   months prior to the maturity date of such notes), (ii)     , 20 , with respect to the 20    notes (   months prior to the maturity date of such notes) and (iii)     , 20 , with respect to the 20    notes (   months prior to the maturity date of such notes) (each such date, a “Par Call Date”), the Issuer may redeem the applicable series of notes at the Issuer’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming, in the case of the 20    notes, the 20    notes and the 20    notes, that such notes matured on their applicable Par Call Date), on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate (as defined below), plus     basis points in the case of the 20    notes,     basis points in the case of the 20    notes and     basis points in the case of the 20    notes, less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest on the applicable notes to, but excluding, the redemption date.

On or after the applicable Par Call Date for the 20    notes, the 20    notes and the 20    notes, the Issuer may redeem the notes of the applicable series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the foregoing discussion of the applicable optional redemption provisions, the following definitions are applicable:

The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by the Issuer, a German government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming for this purpose that the notes matured on the Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by Issuer, determine to be appropriate for determining the comparable government bond rate.

The term “comparable government bond rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield of the comparable government bond on such business day on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by the Issuer.

The term “independent investment banker” means each of J.P. Morgan Securities plc, Citigroup Global Markets Limited, MUFG Securities (Europe) N.V. and Wells Fargo Securities International Limited (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by the Issuer.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee and paying agent shall have no duty to verify such determinations.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) at least 10 days but not more than 60 days before the redemption date to holders of the notes to be redeemed (with a copy to the trustee), except that notice may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance, covenant defeasance or satisfaction and discharge. The notice of redemption will specify, among other items, the aggregate principal amount of the notes of the applicable series to be redeemed, the redemption date and the redemption price or the manner of calculating the redemption price (in which case no redemption price need be specified).

Any notice of any redemption of notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the relevant redemption date.

Any notice of redemption may provide that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

If the Issuer chooses to redeem less than all of the notes of a series, then the Issuer will notify the trustee at least five days before giving notice of redemption, or such shorter period as is satisfactory to the trustee, of the aggregate principal amount of the notes of such series to be redeemed and the redemption date. See also “—Book-Entry” and “—Global Clearance and Settlement Procedures” below.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of €100,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are registered in the name of the common depositary (or its nominee) on behalf of Euroclear and Clearstream, the redemption of the notes shall be done in accordance with the policies and procedures of the common depositary, Euroclear and Clearstream.

If the Issuer has given notice as provided in the indenture and made funds irrevocably available for the redemption of the notes of a series called for redemption on or prior to the redemption date referred to in that notice, then, unless the Issuer defaults on the payment in payment of the redemption price, those notes will cease to bear interest on that redemption date and the only remaining right of the holders of those notes will be to receive payment of the redemption price.

The notes will not be subject to, or have the benefit of, a sinking fund.

Purchase of Notes upon a Change of Control Triggering Event

If a change of control triggering event occurs, holders of notes will have the right to require the Issuer to repurchase all or any part of their notes pursuant to the offer described below (the “change of control offer”) on the terms set forth in the notes; provided that with respect to notes submitted for repurchase in part, the remaining portion of such notes is in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. In the change of control offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to but excluding the date of purchase (the “change of control payment”). Within 30 days following any change of control triggering event, the Issuer will be required to mail or deliver (or otherwise transmit in accordance with the applicable procedures of the ICSDs) a notice to holders of notes (with a copy to the trustee) describing the transaction or transactions that constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is given (the “change of control purchase date”), pursuant to the procedures required by the notes and described in such notice. The notice will, if mailed, delivered or transmitted prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control purchase date; provided that if the change of control triggering event occurs after such change of control purchase date, the Issuer will be required to offer to purchase the notes as described above. The Issuer must comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the notes, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the change of control provisions of the notes by virtue of such conflicts.

On the change of control purchase date, the Issuer will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered and not properly withdrawn pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The paying agent will promptly mail or deliver (or otherwise transmit in accordance with the procedures of the ICSDs) to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail or deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of €100,000 and any integral multiple of €1,000 in excess thereof.

In addition, if holders of not less than 90% in aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in a change of control offer and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchase all of such notes properly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice to the holders and the trustee (provided that such notice is given not more than 60 days following such repurchase pursuant to the change of control offer described above), to redeem all notes that remain outstanding following such tender offer on a date specified in such notice (the “second change of control purchase date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the second change of control purchase date.

The Issuer will not be required to make a change of control offer upon a change of control triggering event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all notes properly tendered and not withdrawn under its offer; or (ii) prior to the occurrence of the related change of control triggering event, the Issuer has given written notice of a redemption of the notes as provided under “—Optional Redemption” above, unless the Issuer has failed to pay the redemption price on the redemption date.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below investment grade rating event” means that the rating of the notes is lowered by each of the Rating Agencies and the notes are rated below an investment grade rating by each of the Rating Agencies, and such lowering occurs on any date from the date of the public notice of the Company’s intention to effect a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies as a result of the change of control); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control triggering event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee and the Company or the Issuer in writing at its or the Company’s or Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

“Change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and the Company’s subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than the Company or one of the Company’s subsidiaries; (2) the approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (4) the Company consolidates or merges with or into any entity, pursuant to a transaction in which any of the outstanding voting stock of the Company or such other entity is converted into or exchanged for cash, securities or other property (except when voting stock of the Company is converted into, or exchanged for, at least a majority of the voting stock of the surviving person).

Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a person and (b) immediately following that transaction, the direct or indirect holders of the voting stock of such person are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.

“Change of control triggering event” means the occurrence of both a change of control and a below investment grade rating event.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating category) by Moody’s, BBB- (or the equivalent under any successor rating category) by S&P and the equivalent investment grade rating by any other Rating Agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer (as certified by an officer of the Issuer to the trustee) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or its successor.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, lease, conveyance or other disposition of “all or substantially all” of the properties and assets of the Company and the

Company’s subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the properties and assets of the Company and the Company’s subsidiaries taken as a whole to another person or group may be uncertain.

Covenants

Merger, Consolidation and Sale of Assets

The Company has agreed, with respect to each series of notes, not to consolidate or merge with or into any other person, permit any other person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, unless:

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the Company is the surviving entity or its successor is an entity organized and existing under the laws of the United States of America (or any state or territory thereof or the District of Columbia), the United Kingdom (or any constituent country thereof), Germany, France, Luxembourg, the Netherlands, the Republic of Ireland or Canada (or any province or territory thereof);

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the surviving entity, if other than the Company, expressly assumes, by a supplemental indenture, the obligations of the Company under the guarantees and the performance and observance of every covenant in the indenture and any paying agency agreement that the Company would otherwise have to perform or observe;

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immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any of its subsidiaries as a result of such transaction as having been incurred by the Company or any of its subsidiaries at the time of such transaction, there will not be any event of default or event which, after notice or lapse of time or both, would become an event of default;

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if, as a result of any such transaction, the Company’s property or assets would become subject to a lien which would not be permitted under “—Limitations on Liens,” the Company or its successor shall take those steps that are necessary to secure all outstanding notes equally and ratably with the indebtedness secured by that lien; and

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the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the consummation of the particular transaction under the indenture have been complied with.

Upon any consolidation or merger with or into any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, the successor person will succeed to, and be substituted for, the Company under the indenture (including the guarantee contained therein), and the Company, except in the case of a lease, will be relieved of all obligations and covenants under the guarantees and the indenture to the extent the Company was the predecessor person.

The Issuer has agreed, with respect to each series of notes, not to consolidate or merge with or into any other person or permit any other person to consolidate with or merge into the Issuer, unless:

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the Issuer is the surviving entity or its successor is an entity organized and existing under the laws of the United States of America (or any state or territory thereof or the District of Columbia), the United Kingdom (or any constituent country thereof), Germany, France, Luxembourg, the Netherlands, the Republic of Ireland or Canada (or any province or territory thereof);

•

the surviving entity, if other than the Issuer, expressly assumes, by a supplemental indenture, all the obligations of the Issuer under the notes, and the performance and observance of every covenant in the indenture and any paying agency agreement that the Issuer would otherwise have to perform or observe;

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if the surviving entity is other than the Issuer or the Company, the Company shall have by supplemental indenture confirmed that its guarantees shall apply to such surviving entity’s obligations under the indenture and the notes; and

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the surviving entity has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the consummation of the particular transaction under the indenture have been complied with;

Upon any consolidation or merger with or into any other person, the successor person will succeed to, and be substituted for, the Issuer under the indenture and the notes and the Issuer will be relieved of all obligations and covenants under the notes and the indenture to the extent the Issuer was the predecessor person.

Limitations on Liens

Neither the Company nor any of its restricted subsidiaries may create or assume, except in favor of the Company or in favor of one or more of the Company’s wholly owned subsidiaries, any mortgage, pledge, lien or encumbrance (as used in this paragraph, “liens”) on any principal property, or upon any stock or indebtedness of any of the Company’s restricted subsidiaries, that secures any indebtedness of the Company or such restricted subsidiary unless the outstanding notes of each series are secured equally and ratably with (or prior to) the obligations so secured by such lien, except that the foregoing restriction does not apply to the following types of liens:

(a) liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code);

(b) liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of a similar nature, in each such case arising in the ordinary course of business;

(c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’, or other similar liens arising in the ordinary course of business with respect to obligations (i) which are not more than 30 days’ past due or are being contested in good faith and by appropriate action or (ii) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(d) liens for taxes, assessments, fees or governmental charges or levies which (i) are not delinquent, (ii) are payable without material penalty, (iii) are being contested in good faith and by appropriate action or (iv) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(e) liens consisting of attachments, judgments or awards against the Company or any subsidiary with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate action, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Company or any of its subsidiaries;

(f) easements, rights of way, restrictions, leases of property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting property which in the aggregate do not materially impair the operation of the business of the Company and its subsidiaries taken as a whole;

(g) liens existing on the date of the indenture and securing indebtedness or other obligations of the Company or any of its subsidiaries;

(h) statutory liens in favor of lessors arising in connection with property leased to the Company or any of its subsidiaries;

(i) liens on margin stock to the extent that a prohibition on such liens pursuant to this provision would violate Regulation U of the U.S. Federal Reserve Board, as amended;

(j) liens on property hereafter acquired by the Company or any of its subsidiaries created within 365 days of such acquisition (or in the case of real property, completion of construction including any improvements or the commencement of operation of the property, whichever occurs later) to secure or provide for the payment or financing of all or any part of the purchase price or construction thereof; provided that the lien secured thereby shall attach only to the property so acquired or constructed and related assets (except that individual financings by one person (or an affiliate thereof) may be cross-collateralized to other financings provided by such person and its affiliates that are permitted by this clause (j));

(k) liens in respect of financing leases and permitted sale-leaseback transactions;

(l) (i) liens on the property of a person that becomes a subsidiary of the Company after the date hereof; provided that (A) such liens existed at the time such person becomes a subsidiary of the Company and were not created in anticipation thereof, (B) any such liens are not extended to any property of the Company or of any of its subsidiaries, other than the property or assets of such subsidiary, and (ii) liens on the proceeds of indebtedness incurred to finance an acquisition, investment or refinancing pursuant to customary escrow or similar arrangements to the extent such proceeds (A) secure such indebtedness or are otherwise restricted in favor of the holders of such indebtedness and (B) will be required to repay such indebtedness if such acquisition, investment or refinancing is not consummated;

(m) liens on property existing at the time of acquisition thereof and not created in contemplation thereof;

(n) liens (i) of a collecting bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) on assets in order to secure defeased and/or discharged indebtedness;

(o) liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations;

(p) any extension, renewal, refinancing, substitution or replacement (or successive extensions, renewals, refinancings, substitutions or replacements), as a whole or in part, of any of the liens referred to in clauses (g), (j), (l), (m) and (u) of this covenant to the extent that the principal amount secured by such lien at such time is not increased (other than increases related to required premiums, accrued interest and reasonable fees and expenses in connection with such extensions, renewals, refinancings, substitutions or replacements); provided that such extension, renewal, refinancing, substitution or replacement lien shall be limited to all or any part of substantially the same property or assets that secured the lien extended, renewed, refinanced, substituted or replaced (plus improvements on such property and proceeds thereof);

(q) liens on proceeds of any of the assets permitted to be the subject of any lien or assignment permitted by this covenant;

(r) liens upon specific items of inventory or other goods of any person securing such person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(s) liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of debt, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business or (C) relating to purchase orders and other agreements entered into with customers in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the vault cash or other arrangements, pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Company or its subsidiaries at customer locations (the “Vault Cash Operations”), in the cash provided by such institutions for such Vault Cash Operations;

(t) liens pursuant to the terms and conditions of any contracts between the Company or any subsidiary and the U.S. government; and

(u) other liens; provided that, without duplication, the aggregate sum of all obligations and indebtedness secured by liens incurred pursuant to this clause (u), together with the aggregate principal amount secured by liens incurred pursuant to clause (p) that extend, renew, refinance, substitute for or replace liens incurred under this clause (u) and the aggregate attributable value of any property involved in a sale-leaseback transaction that is permitted to be incurred solely because it falls under the Applicable Threshold described in the proviso contained in the definition of “permitted sale-leaseback transactions,” would not exceed the greater of (i) $4.0 billion and (ii) 15.0% of net worth as determined at the time of, and immediately after giving effect to, the incurrence of such lien based on the balance sheet for the end of the most recent quarter for which financial statements are available.

Any lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien giving rise to the obligation to equally and ratably secure the notes.

Limitations on Sale-Leaseback Transactions

Neither the Company nor any of the Company’s restricted subsidiaries may sell or transfer to any person other than the Company or any of its subsidiaries any principal property owned by the Company or any of its restricted subsidiaries with the intention of taking back a lease thereof, other than permitted sale-leaseback transactions.

The Company’s and its subsidiaries’ real property, improvements and fixtures are not subject to the limitations on sale-leaseback transactions described above. As of March 31, 2025, the Company’s and its subsidiaries’ real property, improvements and fixtures had a net book value of approximately $2.4 billion, some of which were subject to financing leases.

Definitions

Set forth below is a summary of certain of the defined terms used in the foregoing provisions. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used above for which no definition is provided.

The term “attributable value” means, in respect of any sale-leaseback transaction, the lesser of (a) the sale price of the principal property involved in such transaction multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such sale-leaseback transaction and the denominator of which is the base term of such lease and (b) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease involved in such transaction (including any period for which the lease has been extended).

The term “GAAP” means accounting principles generally accepted in the United States of America.

The term “indebtedness” means, with respect to any person, (a) all indebtedness for borrowed money, (b) all obligations of such person evidenced by notes, bonds, debentures or similar instruments and (c) all indebtedness of any other person of the foregoing types to the extent guaranteed by such person, but only, for each of clauses (a) through (c), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person prepared in accordance with GAAP (but not including contingent liabilities which appear only in a footnote to a balance sheet); provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of this definition, “indebtedness” shall not include (1) any intercompany indebtedness between or among the Company and its subsidiaries, (2) any indebtedness that has been defeased and/or discharged if funds in an amount equal to all such indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance) have been irrevocably deposited with a trustee, paying agent or other similar Person for the benefit of the relevant holders of such indebtedness or (3) interest, fees, make-whole amounts, premium, charges or expenses, if any, relating to the principal amount of indebtedness.

The term “net worth” means, at any date, the sum of all amounts that would be included under shareholders’ equity on a consolidated balance sheet of the Company and its subsidiaries determined in accordance with GAAP on such date or, in the event such date is not a fiscal quarter end, as of the immediately preceding fiscal quarter end; provided that, for purposes of calculating shareholders’ equity, any accumulated other comprehensive income or loss, in each case as reflected on such consolidated balance sheet of the Company and its subsidiaries determined in accordance with GAAP, shall be excluded; provided, further, that “net worth” shall be adjusted to give effect to each acquisition and disposition of assets other than in the ordinary course of business (including by way of merger) that has occurred on or prior to the date on which net worth is being calculated but after the immediately preceding quarter end as if such acquisition or disposition had occurred on the date of such immediately preceding quarter end.

The term “permitted sale-leaseback transaction” means any sale or transfer by the Company or any of its restricted subsidiaries of any principal property owned by the Company or any of its restricted subsidiaries with the intention of taking back a lease thereof; provided, however, that “permitted sale-leaseback transactions” shall not include any such transaction involving machinery and/or equipment (excluding any lease for a temporary period of not more than thirty-six months with the intent that the use of the subject machinery and/or equipment will be discontinued at or before the expiration of such period) relating to facilities (a) in full operation for more than 180 days as of the date of the indenture and (b) that are material to the business of the Company and its subsidiaries taken as a whole, to the extent that the aggregate attributable value of the machinery and/or equipment from time to time involved in such transactions (giving effect to payment in full under any such transaction and excluding the Applied Amounts, as defined in the following sentence), plus the amount of obligations and indebtedness from time to time secured by liens incurred under clause (u) of the covenant described under “—Limitations on Liens” above, exceeds the greater of (i) $4.0 billion and (ii) 15.0% of net worth as determined at the time of, and immediately after giving effect to, the incurrence of such transactions based on the balance sheet for the end of the most recent quarter for which financial statements are available (such greater amount, the “Applicable Threshold”). For purposes of this definition, “Applied Amounts” means an amount (which may be conclusively determined by the board of directors of the Company) equal to the greater of (i) capitalized rent with respect to the applicable machinery and/or equipment and (ii) the fair value of the applicable machinery and/or equipment, that is applied within 180 days of the applicable transaction or transactions to repayment of the notes or to the repayment of any indebtedness for borrowed money which, in accordance with GAAP, is classified as long-term debt and that is on parity with the notes.

The term “principal property” means the real property, fixtures, machinery and equipment relating to any facility that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by the Company or any restricted subsidiary, except for any facility that (i) has a net book value, on the date the determination of whether such property is a principal property is being made for purposes of the covenants set forth under “—Limitations on Liens” and “—Limitations on Sale-Leaseback Transactions”, of less than 2% of our net worth or (ii) in the opinion of the Company’s board of directors, is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole.

The term “property” means, with respect to any person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such person.

The term “restricted subsidiary” means any subsidiary of the Company that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act of 1933) and owns a principal property, excluding: (i) Bastogne, Inc. and any bankruptcy-remote, special-purpose entity created in connection with the financing of settlement float with respect to customer funds or otherwise, (ii) any subsidiary which is not organized under the laws of any state of the United States of America; (iii) any subsidiary which conducts the major portion of its business outside the United States of America; and (iv) any subsidiary of any of the foregoing.

The term “securitized indebtedness” means, with respect to any person as of any date, the reasonably expected liability of such person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such person, or any subsidiary or affiliate thereof, on or prior to such date.

The term “subsidiary” of any person (the “parent”) means any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP (excluding any FIN 46 Entity, but only to the extent that the owners of such FIN 46 Entity’s indebtedness have no recourse, directly or indirectly, to such person or any of its subsidiaries for the principal, premium, if any, and interest on such indebtedness) as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by such person. “FIN 46 Entity” means any person the financial condition and results of which, solely due to Accounting Standards Codification 810 or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect (as amended, restated, supplemented, replaced or otherwise modified from time to time), such person is required to consolidate in its financial statements. “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.

The term “wholly owned subsidiary” of any person means (i) any corporation, association or other business entity of which 100% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person (or a combination thereof) and (ii) any partnership, limited liability company or similar pass-through entity of which the sole partners, members or other similar persons in corresponding roles, however designated, are such person or one or more of the other subsidiaries of such person (or any combination thereof).

Except as otherwise expressly provided in the indenture, all accounting terms not otherwise defined in the indenture have the meanings assigned to them in accordance with GAAP as in effect on the date of the indenture, but (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of the Company or any subsidiary at “fair value,” as defined therein and (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof.

Payment of Additional Amounts

All payments made to each holder or beneficial owner under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus supplement as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization or tax residence of the Issuer (including the Republic of Ireland) or the Company, or any political subdivision of such jurisdiction of organization or tax residence or taxing authority therein, which we refer to in this prospectus supplement as a “Taxing Jurisdiction,” unless such withholding or deduction is required by law or by the official interpretation or administration thereof.

If any amount for, or on account of, such Taxes is required to be withheld or deducted from any payment made under or with respect to the notes to a holder or beneficial owner, the Issuer or the Company, as applicable, will pay such additional amounts, which we refer to in this prospectus supplement as “Additional Amounts,” as may be necessary so that the net amount received by each holder or beneficial owner (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

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any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof (collectively, “FATCA”);

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any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or any beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust or entity) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such note outside of the Taxing Jurisdiction);

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any Taxes that are imposed or withheld by reason of the failure by the relevant holder or any beneficial owner of the notes to comply on a timely basis with a written request of the Issuer or the Company addressed to such holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such holder or beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes;

•	any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, duty, assessment or governmental charge;

•	any Taxes that are payable other than by deduction or withholding from a payment on or in respect of the notes;

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any Taxes that are withheld or deducted by a paying agent from a payment if the notes were presented for payment by or on behalf of a holder to such paying agent and such withholding or deduction could have been avoided by presenting the relevant notes to another paying agent;

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any Taxes that are payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by the Issuer, the Company or any paying agent from payments made by it;

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any Taxes that are payable by reason of a change in law that becomes effective more than 15 days after the relevant payment becomes due and is made available for payment to the holders, unless such Taxes would have been applicable had payment been made within such 15-day period; or

•	any combination of the Taxes described above.

In addition, the Issuer shall not be required to pay Additional Amounts to a holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

Whenever reference is made in any context to the principal of, and any interest on, any note, such mention shall be deemed to include any relevant Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such note.

Optional Tax Redemption

Each series of notes may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes of such series then outstanding, plus accrued and unpaid interest on the principal amount being redeemed (and any Additional Amounts) to (but excluding) the redemption date, if (i) as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction (as defined above under “—Payment of Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the notes (or, if the Taxing Jurisdiction became a Taxing Jurisdiction on a later date, after such later date), the Issuer or the Company has or will become obligated to pay Additional Amounts in respect of a series of notes, and (ii) such obligation cannot be avoided by the Issuer or the Company taking reasonable measures available to it.

Prior to the mailing of any such notice of redemption pursuant to the foregoing, the Issuer will deliver to the trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the Company is or would be obligated to pay such Additional Amounts.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Company would be obligated to pay Additional Amounts if a payment in respect of the relevant notes were then due.

Events of Default

An “event of default” with respect to each series of notes occurs if:

•	the Issuer fails to pay interest on any of the notes of that series when due and payable and that failure continues for 30 consecutive days;

•	the Issuer fails to pay the principal of, or premium, if any, on, any of the notes of that series at its maturity or when otherwise due and payable;

•

there is a default (which shall not have been cured or waived) in the payment of any principal of or interest on any of the Company’s indebtedness for borrowed money aggregating more than $500 million in principal amount, after giving effect to any applicable grace period, or in the performance of any other term or provision of any of the Company’s indebtedness in excess of $500 million in principal amount that results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such indebtedness has not been discharged, within a period of 60 consecutive days after there has been given written notice specifying such default as provided in the indenture;

•

the Issuer or the Company fails to perform any covenant in the indenture with respect to the notes of that series and that failure continues for 90 consecutive days after the Issuer or the Company, as the case may be, receives written notice as provided in the indenture; or

•

certain actions are taken relating to the bankruptcy, insolvency or reorganization of the Company or the bankruptcy, insolvency or reorganization of the Issuer or any restricted subsidiary of the Company and, in certain circumstances, remain in effect for 60 consecutive days.

•

the guarantees are held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, cease for any reason to be in full force and effect, or the Company denies or disaffirms its obligations under the guarantees with respect to the notes.

If an event of default with respect to the notes of a series occurs and continues, except for the bankruptcy, insolvency or reorganization actions referred to above, then the trustee or the holders of at least 25% in principal amount of the outstanding notes of the applicable series may require us to repay immediately the principal of, and any unpaid premium and interest on, all outstanding notes of such series. The holders of at least a majority in principal amount of the outstanding notes of the applicable series may rescind and annul that acceleration if all events of default with respect to the notes of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. An event of default arising from the bankruptcy, insolvency or reorganization actions referred to above shall cause the principal of, and any unpaid premium and interest on, all notes to become immediately due and payable without any declaration or other act by the trustee, the holders of the notes or any other party.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holder of notes, unless the holders offer reasonable indemnity to the trustee. If the holders offer reasonable indemnity to the trustee, then the holders of at least a majority in principal amount of the outstanding notes of an applicable series will have the right, subject to some limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes of that series;

•

the holders of at least 25% in principal amount of the outstanding notes of that series have made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee;

•	the trustee has failed to institute the requested proceeding within 60 consecutive days after receipt of such notice; and

•	the trustee has not received from the holders of at least a majority in principal amount of the outstanding notes of that series a direction inconsistent with the request during that 60-day period.

However, the holder of any note will have the absolute and unconditional right to receive payment of the principal of, and premium, if any, and interest on, that note as expressed therein, and to institute suit for the enforcement of any such payment.

The Issuer is required to furnish to the trustee annually within 120 days after the end of the Company’s fiscal year a statement as to the absence of some defaults under the indenture. Within 30 days after the occurrence of an event of default of which the trustee has received actual notice in accordance with the indenture, the trustee shall give notice of such event of default to the holders of the notes, except that, in the case of a default other than a payment default, the trustee may withhold notice if the trustee determines that withholding notice is in the interest of the holders.

Modification, Amendment and Waiver

The Issuer and the Company, together with the trustee, may modify or amend the indenture and the terms of the notes of a series with the consent of the holders of at least a majority in principal amount of the outstanding notes of such series; provided that no modification or amendment may, without the consent of each affected holder of the notes of the affected series:

•	change the stated maturity of the principal of, or any installment of interest on, any note;

•	reduce the principal of, or rate of interest on, any note;

•	reduce any amount payable upon the redemption or purchase at the option of the holder of any note;

•	change any place of payment where, or the currency in which, any principal of, or premium, if any, or interest on, any note is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity or redemption date; or

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series. In addition, the holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance with any other provision of the indenture or the notes, including compliance with our covenants described above under “—Covenants—Limitations on Liens” and “—Covenants—Limitations on Sale-Leaseback Transactions.”

In addition, the Issuer and the Company, together with the trustee, may modify or amend the indenture and the terms of the notes without seeking the consent of any holders of the notes to:

•

allow its successor to assume its obligations under the indenture and the notes and the guarantees pursuant to the provisions described above under the heading “—Covenants—Merger, Consolidation and Sale of Assets”;

•

add to the covenants for the benefit of the holders of the notes or the trustee, paying agent, security registrar or other agent or similar person or surrender any right or power the Issuer or the Company has under the indenture;

•	add any additional events of default;

•	add to or change any provisions of the indenture to the extent necessary to permit or facilitate the issuance of notes in uncertificated form;

•

amend or supplement any provision contained in the indenture or in any supplemental indentures to the extent such amendment or supplement does not apply to any outstanding notes or guarantees issued prior to the date of such amendment or supplement and entitled to the benefits of such provision;

•	secure any of the notes or the guarantees and provide for the terms of the release of such security;

•	add other guarantees with respect to the Issuer’s obligations under the notes and provide for the terms of the release of such guarantees;

•

provide for a successor trustee or paying agent with respect to the notes or otherwise change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee or paying agent;

•	provide for the issuance of additional notes and guarantees to the extent permitted under the indenture;

•	provide for a co-issuer with respect to the notes;

•	cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Issuer or the Company;

•	conform the indenture to the description of the notes contained in this prospectus supplement and in the accompanying prospectus;

•

comply with the rules and regulations of Euroclear, Clearstream or any other clearing system and the rules and regulations of any securities exchange or automated quotation system on which the notes may be listed or traded; or

•

make any other amendment or supplement to the indenture as long as that amendment or supplement does not adversely affect the rights of the holders of any notes in any material respect, as determined in good faith by the Issuer or the Company.

No amendment or supplement to the indenture made solely to conform the indenture to this description of the notes contained in this prospectus supplement and in the accompanying prospectus will be deemed to adversely affect the interests of the holders of the notes.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

Except as prohibited by the indenture, if the Issuer deposits with the trustee sufficient money or U.S. government obligations, or both, to pay the principal of, and premium, if any, and interest on, the notes on the scheduled due dates therefor, then, at the Issuer’s option, the Issuer and the Company may be discharged from certain of their obligations with respect to the notes and the guarantees, as applicable, or elect that any failure to comply with certain restrictive covenants, including those described in “—Covenants—Merger, Consolidation and Sale of Assets,” “—Covenants—Limitations on Liens,” and “—Covenants—Limitations on Sale-Leaseback Transactions” will not be deemed to be or result in an event of default under the indenture governing the notes.

In addition, the indenture will be discharged and will cease to be of further effect as to the notes of a series (except as to any surviving rights expressly provided for in the indenture) when:

•	either:

•

all notes of such series that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the trustee for cancellation; or

•

all notes of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case the Issuer or the Company has deposited with the trustee as trust funds euro, U.S. dollars or government obligations in an amount sufficient, to pay the entire indebtedness of such notes not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to, but excluding, the stated maturity or redemption date;

•

each of the Issuer and the Company has paid or caused to be paid all other sums payable by the Issuer in respect of such notes and the Company in respect of the guarantees, as the case may be, under the indenture;

•	the Issuer has delivered irrevocable written instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes in accordance with the indenture; and

•

the Issuer has delivered an officers’ certificate and an opinion of counsel to the trustee stating that the Issuer has satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to such notes.

For purposes of the notes, “government obligations” means securities denominated in euro that are (a) direct obligations of the Federal Republic of Germany or any country that is a member of the European Union that has adopted the euro as its currency and whose long term debt is rated equal to or higher than A-1 (or the equivalent under any successor rating category) by Moody’s or equal to or higher than A+ (or the equivalent under any successor rating category) by S&P or the equivalent rating category of another internationally recognized rating agency, the payments of which are supported by the full faith and credit of the German government or such other member of the European Union, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany or such other member of the European Union, the payments of which are unconditionally guaranteed as a full faith and credit obligation of the German government or such other member of the European Union.

If covenant defeasance with respect to the notes is elected, (i) the guarantees of the notes will be released and (ii) the following covenants will cease to apply to the notes: “—Offer to Repurchase Upon Change of Control Triggering Event,” “—Limitation on Liens” and “—Limitation on Sale-Leaseback Transactions.”

Trustee and Paying Agent

The trustee under the indenture is U.S. Bank Trust Company, National Association, and U.S. Bank Europe DAC will act as our paying agent with respect to the notes, subject, in each case, to replacement upon certain events specified in the indenture and the paying agency agreement. The notes may be exchanged or transferred, subject to and upon satisfaction of the terms and conditions set forth in the indenture, at the office or agency maintained for such purpose, initially the corporate trust office of the trustee in Milwaukee, Wisconsin.

Governing Law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry

We have obtained the information in this section concerning Clearstream, Euroclear, and the book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global notes.

The notes will be offered and sold only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Clearstream and Euroclear.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants (as defined below) and will settle in same day funds. Beneficial owners of the notes will receive payments relating to their notes in euro, except as described above under “—Euro Notes—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to each investor’s interest in the notes held by them. Neither we nor the trustee or paying agent have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We, the paying agent and the trustee also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of Euroclear and Clearstream and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to interests in the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Global Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If Clearstream or Euroclear is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue notes of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof, in definitive form in exchange for an applicable registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the applicable registered global note that had been held by the depositary. In addition, the Issuer may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE NOTES AND CERTAIN INSOLVENCY LAW CONSIDERATIONS

The following is a summary of certain insolvency law considerations in the Republic of Ireland, and a summary of certain limitations on the validity and enforceability of the notes. The description below is only a summary, and does not purport to be complete or to discuss all of the limitations or considerations that may affect the validity and enforceability of the notes. Prospective investors in the notes should consult their own legal advisors with respect to such limitations and considerations.

European Union

The Issuer is incorporated in the Republic of Ireland, which is a member state of the European Union (“EU”).

Pursuant to Regulation (EU) No. 2015/848 of the European Parliament and of the European Council of May 20, 2015 on insolvency proceedings (recast), as amended (the “EU Insolvency Regulation”), which applies within the EU, other than Denmark, the courts of the member state in which a company’s “centre of main interests” is situated have jurisdiction to open main insolvency proceedings. The determination of where a company has its “centre of main interests” is a question of fact on which the courts of the different member states may determine.

The second sentence of Article 3(1) of the EU Insolvency Regulation states that a company’s “centre of main interests shall be the place where the debtor conducts the administration of its interests on a regular basis and which is ascertainable by third parties.”

Pursuant to Article 3(1) of the EU Insolvency Regulation the “centre of main interests” of a company is presumed to be in the member state in which it has its registered office, in the absence of proof to the contrary. This presumption only applies if the registered office has not been moved to another member state within the three-month period prior to the request for the opening of insolvency proceedings. Furthermore, preamble 30 of the EU Insolvency Regulation states that “it should be possible to rebut this presumption where the company’s central administration is located in a member state other than that of its registered office, and where a comprehensive assessment of all the relevant factors establishes, in a manner that is ascertainable by third parties, that the company’s actual centre of management and supervision and of the management of its interests is located in that other member state.” In that regard, the courts may take into consideration a number of factors in determining the “centre of main interests” of a company, including in particular where board meetings are held, the location where the company conducts the majority of its business or has its head office and the location where the majority of the company’s creditors are established and where they recognize as being the centre of the company’s operations. A company’s “centre of main interests” may change from time to time but is determined for the purposes of deciding which courts have competent jurisdiction to open insolvency proceedings at the time of the filing of the insolvency petition unless (as set forth above) the registered office has been moved within the three-month period prior to the filing of the insolvency petition. If the centre of main interests of a company is and will remain located in the state in which it has its registered office, the main insolvency proceedings in respect of the company under the EU Insolvency Regulation would be opened in such jurisdiction and accordingly a court in such jurisdiction would be entitled to open the types of insolvency proceedings.

The EU Insolvency Regulation applies to insolvency proceedings which are collective proceedings based on laws relating to insolvency of the types referred to in Annex A to the EU Insolvency Regulation.

If the “centre of main interests” of a company, at the time an insolvency application is made, is in one member state (other than Denmark), under Article 3(2) of the EU Insolvency Regulation the courts of another member state (other than Denmark) have jurisdiction to open secondary insolvency proceedings or territorial insolvency proceedings against that company only if such company has an “establishment” (within the meaning and as defined in Article 2(10) of the EU Insolvency Regulation) in the territory of such other member state. Territorial or secondary insolvency proceedings may be any insolvency proceeding listed in Annex A of the EU Insolvency Regulation and for the avoidance of doubt, are not limited to winding-up proceedings. Territorial insolvency proceedings are, in effect, secondary insolvency proceedings which are commenced prior to the opening of main insolvency proceedings. An “establishment” is defined to mean “any place of operations where the company carries out or has carried out in the three-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets”. The effects of those secondary insolvency proceedings or territorial insolvency proceedings opened in that other member state (other than Denmark) are restricted to the assets of the company situated in such other member state.

Pursuant to Article 3(4) of the EU Insolvency Regulation, where main insolvency proceedings in the member state (other than Denmark) in which the company has its centre of main interests have not yet been opened, territorial insolvency proceedings can be opened in another member state (other than Denmark) where the company has an establishment only where either (a) main insolvency proceedings cannot be opened because of the conditions laid down by the law of the member state within the territory of which the centre of the company’s main interests is situated; or (b) the opening of territorial insolvency proceedings is requested by (i) a creditor whose claim arises from or is in connection with the operation of the establishment situated within the territory of the member state where the opening of territorial proceedings is requested or (ii) a public authority which, under the law of the member state within the territory of which the establishment is situated, has the right to request the opening of insolvency proceedings. When main insolvency proceedings are opened, territorial insolvency proceedings become secondary insolvency proceedings. Irrespective of whether the insolvency proceedings are main or secondary or territorial insolvency proceedings, such proceedings will, subject to certain exceptions, be governed by the lex fori concursus, i.e., the local insolvency law of the court that has assumed jurisdiction over the insolvency proceedings of the company.

The courts of all of the member states (other than Denmark) must recognize the judgment of the court commencing the main insolvency proceedings (subject to any public policy exceptions), which will be given the same effect in the other member states (other than Denmark) so long as no secondary insolvency proceedings or territorial insolvency proceedings have been commenced there and subject to certain other exceptions (for instance, rights in rem situated in another member state remain subject to the original laws governing such rights). The insolvency practitioner appointed or confirmed by a court in a member state which has jurisdiction to commence main insolvency proceedings (because the company’s centre of main interests is there) may exercise the powers conferred on it by the laws of that member state in another member state (other than Denmark) (such as to remove assets of the company from that other member state) subject to certain limitations (for instance, the powers are available so long as no insolvency proceedings have been commenced in that other member state or no preservation measures have been taken to the contrary further to a request to commence insolvency proceedings in that other member state where the company has assets).

Furthermore, pursuant to Article 6 of the EU Insolvency Regulation, the courts of the member state within the territory of which insolvency proceedings have been opened in accordance with Article 3 shall have jurisdiction for any action that derives directly from the insolvency proceedings and is closely linked with them, such as claw-back actions.

The EU Insolvency Regulation has created a treatment for groups of companies experiencing difficulties by the commencement of group coordination proceedings and the appointment of a group coordinator in order to facilitate the effective administration of the insolvency proceedings of the group’s members. The concept of “group coordination proceedings” has been introduced in the EU Insolvency Regulation with the aim of bolstering communication and efficiency in the insolvency proceedings of several members of a group of companies opened in one or more member states (other than Denmark). Under Article 61 of the EU Insolvency Regulation, group coordination proceedings may be requested before any court having jurisdiction over the insolvency proceedings of a member of the group, by an insolvency practitioner appointed in insolvency proceedings opened in relation to a member of the group. Participation in group coordination proceedings and adherence to the coordinating insolvency practitioner’s recommendations or plan, however, is voluntary. In the event that the Issuer experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or to predict the outcome of such proceedings. Applicable insolvency laws may affect the enforceability of the obligations and the security of the notes.

Republic of Ireland

As an Irish incorporated company, the Issuer may be wound up under Irish law. Liquidation or winding-up is a company dissolution procedure under which the assets of a company are realized and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Irish Companies Act. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of unsecured creditors and claims that are secured by floating charge security. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains/property tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation. The claims of creditors secured by way of a fixed charge will rank in priority to preferential creditors except a further limited category of super-preferential creditors which take priority, not only over unsecured creditors and holders of floating security, but also over holders of fixed security. These super-preferential claims consist of the remuneration and costs incurred in respect of an examination (e.g., the examiners legal fees and other advisors fees) and any capital gains tax payable on the disposition of an asset of the company by a liquidator, receiver or mortgagee in possession.

The holders of the notes would be unsecured creditors of the Issuer and would rank behind the claims of preferential creditors and secured creditors, if any, and on a pari passu basis with other unsecured creditors of the Issuer in the priority of payments upon the liquidation of the Issuer. As a consequence, the holders’ return on their notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Issuer. See “Risk Factors—Risks Related to the Issuer—Certain provisions of Irish law may impact the claims of holders of the notes.” for additional considerations regarding Irish insolvency law.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relevant to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, judicial decisions and rulings, pronouncements and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes that is (a) a nonresident alien individual, (b) a foreign corporation, or (c) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note. If an entity classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, persons who hold notes as part of a straddle, conversion transaction, or other risk reduction or integrated investment transaction, persons who purchase or sell notes as part of a wash sale for tax purposes, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, or investors in pass through entities, including partnerships and Subchapter S corporations. Furthermore, this summary does not discuss any tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any aspects of state, local, or non-U.S. taxation. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as “capital assets” within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. In addition, these regulations provide that if a debt instrument provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, other than remote or incidental contingencies, a single payment schedule can be presumed to apply if such payment schedule is significantly more likely than not to occur, and the timing and amounts of the payments that compose each payment schedule are known as of the issue date. We believe and intend to take the position that the contingencies on the notes (for example, your right to require us to purchase the notes upon a change of control triggering event as described under “Description of the Notes—Purchase of Notes upon a Change of Control Triggering Event,” and our requirement to pay certain additional amounts under certain circumstances as described under “Description of the Notes—Payment of Additional Amounts”) will not cause the “contingent payment debt instrument” rules of the Treasury regulations to apply. Our position is based, in part, on our determination that, as of the date of the issuance of the notes, the possibility that we might be required to repurchase the notes or pay additional amounts is a remote or incidental contingency within the meaning of applicable Treasury regulations. Our position is binding on you unless you disclose a contrary position in a manner required by applicable Treasury regulations. However, a successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the notes, and could also cause any gain from the sale or other disposition of a note to be treated as ordinary income rather than as capital gain. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this summary assumes that the notes will not be considered to be contingent payment debt instruments.

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest

It is anticipated, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). Stated interest on the notes (including any Irish tax withheld) generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).

Interest on the notes (including any payments in respect thereof pursuant to the guarantees) will generally be treated as “passive” income arising from sources outside the United States for U.S. foreign tax credit purposes. If any Irish taxes are imposed on interest payments, U.S. Holders should consult their tax advisors regarding their creditability or deductibility in their particular circumstances (including any applicable limitations).

Cash Basis Taxpayer. A U.S. Holder that uses the cash receipts and disbursements method of accounting for U.S. federal income tax purposes will generally recognize income equal to the U.S. dollar value of the euro interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the U.S. Holder actually converts the payment into U.S. dollars.

Accrual Basis Taxpayer. A U.S. Holder that uses an accrual method of accounting for U.S. federal income tax purposes may determine the amount of income that the U.S. Holder recognizes with respect to an interest payment by using one of two methods. Under the first method, a U.S. Holder would determine the amount of income accrued by converting euro amounts accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If a U.S. Holder elects the second method, the U.S. Holder will determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if the U.S. Holder receives a payment of interest within five business days of the last day of the U.S. Holder’s accrual period or taxable year, the U.S. Holder may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that the U.S. Holder actually receives the interest payment. If the U.S. Holder elects the second method it will apply to all debt instruments that the U.S. Holder holds at the beginning of the first taxable year to which the election applies and to all debt instruments that the U.S. Holder subsequently acquires. A U.S. Holder may not revoke this election without the consent of the IRS.

When the U.S. Holder actually receives an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of the U.S. Holder’s note, the U.S. Holder will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that the U.S. Holder used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether the U.S. Holder actually converts the payment into U.S. dollars.

Disposition of Notes

In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized from such disposition (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note.

The amount realized by the U.S. Holder will be the U.S. dollar value of the amount received on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the euro on the settlement date of the sale.

A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. dollar value of the purchase price of the note on the date of purchase. However, if a U.S. Holder is a cash basis taxpayer, or an accrual basis taxpayer that so elects, and in either case the U.S. Holder’s note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. Holder’s basis will be equal to the U.S. dollar value of the purchase price on the settlement date of the U.S. Holder’s purchase.

A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss, except to the extent attributable to changes in exchange rates as described below. Capital gain recognized by an individual upon the sale or other taxable disposition of a note that is held for more than one year is generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

A U.S. Holder must treat any portion of the gain or loss that the U.S. Holder recognizes on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, the U.S. Holder takes exchange gain or loss into account only to the extent of the total gain or loss the U.S. Holder realizes on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

A U.S. Holder’s tax basis in the euro would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If a U.S. Holder purchases euro, the U.S. Holder generally will have a tax basis equal to the U.S. dollar value of the euro on the date of such purchase. If the U.S. Holder sells or disposes of euro, including if the U.S. Holder uses euro to purchase notes or exchange euros for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, a U.S. Holder (or a Non-U.S. Holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) will be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. U.S. Holders (or Non-U.S. Holders that hold the notes in connection with a U.S. trade or business) of the notes should consult with their tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder that are made within the United States or through certain U.S.-related persons, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the notes within the United States or through certain U.S.-related persons. In addition, a U.S. Holder may be subject to backup withholding on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to backup withholding, or otherwise fails to comply with applicable backup withholding rules.

Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 may nonetheless be treated as foreign payees subject to withholding under FATCA, and may be withheld upon at the 30% rate discussed below under “—Non-U.S. Holders—Foreign Account Tax Compliance.” U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

If a U.S. Holder owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), the U.S. Holder may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to consult their tax advisors regarding the application of this filing requirement to a U.S. Holder’s ownership of the notes.

Non-U.S. Holders

Interest

Subject to the discussion of backup withholding below, interest on a note paid to a Non-U.S. Holder is exempt from U.S. federal income tax, including withholding tax, whether or not a Non-U.S. Holder is engaged in a trade or business in the United States, unless (subject to the provisions of any applicable income tax treaty):

•	the Non-U.S. Holder is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•	the Non-U.S. Holder both:

•	has an office or other fixed place of business in the United States to which the interest is attributable; and

•

derives the interest in the active conduct of a banking, financing or similar business within the United States, or is a corporation with a principal business of trading in stocks and securities for its own account.

Disposition of Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “—Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

•

the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•

in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

An individual Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable U.S. income tax treaty) on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses.

Information Reporting and Backup Withholding

Payments of principal and interest made to a Non-U.S. Holder outside the United States by a non-U.S. payor are generally exempt from backup withholding and information reporting requirements. A Non-U.S. Holder is generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) the Non-U.S. Holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the Non-U.S. Holder otherwise established an exemption.

Payment of the proceeds from the sale of a note effected at a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

A Non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS.

IRISH TAX CONSIDERATIONS

The following is a summary of the Irish tax and stamp duty consequences for individuals and companies of ownership of the notes based on the laws and practice of the Revenue Commissioners of the Republic of Ireland currently in force in the Republic of Ireland and may be subject to change, which changes may apply with retrospective effect. It deals with holders who beneficially own their notes as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding notes, such as dealers in securities, trusts and associated entities to the Issuer. The summary does not constitute tax or legal advice and the comments below are of a general nature only and does not discuss all aspects of taxation in the Republic of Ireland that may be relevant to any particular holder of the notes.

Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Irish withholding tax applies on payments by a company of yearly interest charged with tax under Schedule D and distributions (as defined under section 20 Taxes Consolidation Act 1997 (“TCA”)).

Payments under the notes to be issued by the Issuer should amount to yearly interest of money and should not amount to a distribution (within the meaning of section 20 TCA). In general, tax at the standard rate of income tax (currently 20 per cent), is required to be withheld from payments by a company of yearly interest charged with tax under Schedule D. However, an exemption from withholding tax on interest payments exists under Section 64 TCA for certain interest bearing securities issued by a body corporate (such as the Issuer) which are quoted on a recognized stock exchange (a term which is not defined in legislation, but which, based on published guidance, is interpreted by the Revenue Commissioners of the Republic of Ireland to mean an exchange which is recognized by the appropriate regulatory authorities in the jurisdiction where it is established and which has substantially the same level of recognition in that jurisdiction as the Irish Stock Exchange has in the Republic of Ireland, which would include the New York Stock Exchange) (“quoted Eurobonds”).

Subject to the outbound payment defensive measures contained in section 817V TCA (see below), any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in the Republic of Ireland; or

•	the payment is made by or through a person in the Republic of Ireland, and either:

•	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (e.g., DTC, Euroclear, and Clearstream are so recognized), or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not tax resident in the Republic of Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream (or, if not so held, payments on the notes are made through a paying agent not in the Republic of Ireland), subject to application of section 817V TCA, interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax. If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply in relation to the notes, subject to the application of the outbound payment defensive measures contained in section 817V TCA, the Issuer can still pay interest on the notes free of Irish withholding tax provided the interest is paid by the Issuer in the ordinary course of a trade or business carried on by the Issuer to a company which (a) is resident in either (i) a member state of the European Union (other than the Republic of

Ireland) or (ii) a country with which the Republic of Ireland has signed a comprehensive double taxation agreement and (b) such territory imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory. For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency located in the Republic of Ireland.

Section 817V TCA (outbound payment defensive measures) is an anti-avoidance measure which applies to interest paid by a company to an associated entity that is resident in a specified territory (essentially being a low or zero tax jurisdiction) or a permanent establishment of an associated entity which is situated in a specified territory. Broadly, for the purposes of the section 817V TCA, two entities will be associated where one entity is directly or indirectly entitled to more than 50% of the ownership rights, voting rights, assets or profits of the other entity, or has “definite influence” in the management of the other entity.

Encashment Tax

Where the Eurobond exemption referred to above is applicable to interest payments by the Issuer under the notes, Irish tax may be required to be withheld (currently at the rate of 25%) from interest payments on the notes where such interest is collected or realized by a banker, dealer or agent in the Republic of Ireland on behalf of any holder of the notes (commonly referred to as “encashment tax”).

There is an exemption from encashment tax where: (i) the beneficial owner of the notes, who is beneficially entitled to the interest, is not resident in the Republic of Ireland and has made a declaration to this effect in the prescribed form to the relevant person for the purposes of section 64 TCA, or (ii) the beneficial owner of the interest is a company which is or will be within the charge to Irish corporation tax in respect of the interest.

Corporation Tax and Income Tax

Holders of the notes may be chargeable to Irish income tax or corporation tax in respect of income arising on the notes. Where the Eurobond exemption referred to above is applicable to interest payments by the Issuer under the notes, but subject to the anti-avoidance measure in section 817V TCA noted above, an exemption from tax is applicable for interest payments by the Issuer on the notes to a person who:

•	is resident in a member state of the European Union (other than the Republic of Ireland) or a country with which the Republic of Ireland has signed a comprehensive double taxation agreement; or

•	is a company which is not tax resident in the Republic of Ireland and is either;

a.

controlled by a person who is resident in a member state of the European Union (other than the Republic of Ireland) or a country with which the Republic of Ireland has signed a comprehensive double taxation agreement, and the company is not under the control of a person not so resident or

b.

the principal class of shares of which is substantially or regularly traded on a recognised stock exchange in a member state of the European Union or a country with which the Republic of Ireland has signed a comprehensive double taxation agreement or on such other stock exchange as may be approved by the Minister for Finance.

Where the Eurobond exemption referred to above is not applicable for whatever reason, but the interest is paid by the Issuer in the ordinary course of a trade or business carried on by the Issuer, an exemption from tax is applicable to interest payments by the Issuer on the notes to a company where:

•

The company is resident in a member state of the European Union (other than the Republic of Ireland) or a country with which the Republic of Ireland has signed a comprehensive double taxation agreement provided such jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from outside that jurisdiction; or

•	The interest is exempted from the charge to tax under a comprehensive double taxation agreement.

Stamp Duty

In general, stamp duty may be chargeable on any document effecting transfer of the notes. Stamp duty is payable by the acquirer. Where the note amounts to loan capital of the Issuer, stamp duty should not be chargeable on the transfer of the notes where the loan capital meets certain conditions contained in section 85 Stamp Duty Consolidation Act 1999.

Capital Gains Tax

An Irish resident holder of the notes may be liable to Irish capital gains tax at a rate of 33%, or corporation tax at an effective rate of 33%, if a gain is realized on the disposal of the note.

A non-Irish resident holder of the notes should not be liable to Irish capital gains tax as the notes should not be regarded as relevant assets for the purposes of section 29 TCA 1997.

Capital Acquisitions Tax

A gift or inheritance comprising the notes will be within the charge to capital acquisitions tax (which, subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in the Republic of Ireland (or, in certain circumstances, if the disponer is domiciled in the Republic of Ireland) or (ii) if the note is regarded as property situate in the Republic of Ireland. A foreign domiciled individual will only be regarded as being resident or ordinarily resident in the Republic of Ireland for the purposes of Irish capital acquisitions tax at the date of the gift or inheritance if that individual (i) has been resident in the Republic of Ireland for the five consecutive tax years preceding the year of assessment in which that gift or inheritance is made, and (ii) is either resident or ordinarily resident in the Republic of Ireland on that date. Notes in registered form may potentially be regarded as property situate in the Republic of Ireland if the Issuer has a residence in the Republic of Ireland or, potentially, the register of the notes is in the Republic of Ireland. Accordingly, if Irish situate notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes through the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement among the Issuer, the Company and the several underwriters, the Issuer has agreed to sell to the underwriters named below, and each underwriter has severally agreed to purchase, the following respective principal amounts of the notes:

Underwriters	Principal Amount of 20 notes	Principal Amount of 20 notes	Principal Amount of 20 notes
J.P. Morgan Securities plc	€	€	€
Citigroup Global Markets Limited
MUFG Securities (Europe) N.V.
Wells Fargo Securities International Limited
BofA Securities Europe SA
PNC Capital Markets LLC
The Toronto-Dominion Bank
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Deutsche Bank Aktiengesellschaft

Total	€	€	€

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of the 20   notes,    % of the principal amount of the 20   notes and    % of the principal amount of the 20   notes. After the initial offering of the notes of a particular series to the public, the representatives may change the related public offering price and concession.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
20 notes		%
20 notes		%
20 notes		%

We estimate that our out of pocket expenses (excluding the underwriting discounts) for this offering will be approximately €    and will be payable by us.

Each series of notes is a new issue of securities with no established trading market. We intend to apply to list the notes on NYSE. The listing application is subject to approval by NYSE. We cannot assure you that the notes will become or remain listed. If such listing is obtained, we have no obligation to maintain such listing and we may delist the notes, or list the notes on one or more other national securities exchanges, at any time.

One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to whether a trading market for the notes will develop or, if one does develop, as to how liquid any such trading market for the notes will be or whether any such trading market will be sustained.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.

In connection with the issue of the notes, Wells Fargo Securities International Limited, in its role as stabilizing manager (the “stabilizing manger”) for its own account may, to the extent permitted by applicable laws and directives, over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Extended Settlement

We expect that delivery of the notes will be made against payment for the notes on or about the    settlement date set forth on the front cover of this prospectus supplement, which will be the    business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the business day before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

The notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law. Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Australia Investors

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Bermuda Investors

The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Canada Investors

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Dubai Investors

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Finance Center (“DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to EEA Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to United Kingdom Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Hong Kong Investors

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Japan Investors

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Singapore Investors

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Switzerland Investors

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision of any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Taiwan Investors

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Conflicts of Interest

To the extent that net proceeds from this offering are applied to repay the Company’s outstanding commercial paper notes, the Company’s 3.850% senior notes due June 2025 or the Company’s 2.250% senior notes due July 2025, in each case, held by any of the underwriters and/or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discounts) is used to repay such commercial paper notes, 3.850% senior notes due June 2025 or 2.250% senior notes due July 2025, in each case, held by the underwriters and/or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the FINRA Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, affiliates of certain of the underwriters are lenders under our revolving credit facility. In addition, certain of the underwriters and their affiliates are clients of ours.

In addition, U.S. Bank Trust Company, National Association, which is an affiliate of U.S. Bancorp Investments, Inc., is the trustee of the notes and the Company’s outstanding notes, for which it has been paid customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us hedge and are likely to hedge in the future, and certain other of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES AND GUARANTEES

The validity of the notes offered hereby and the guarantees in respect thereof will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, with respect to matters of Irish law, by DLA Piper Ireland LLP, Dublin, Ireland and, with respect to matters of Wisconsin law, by Eric Nelson, Fiserv, Inc.’s General Counsel and Secretary. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of Fiserv, Inc. incorporated by reference in this prospectus supplement by reference to Fiserv, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Fiserv, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Prospectus

FISERV, INC.

Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

FISERV FUNDING UNLIMITED COMPANY

Debt Securities

We may offer and sell from time to time securities of Fiserv, Inc. or Fiserv Funding Unlimited Company in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

Fiserv, Inc. may offer and sell the following securities:

•	senior debt securities, which may be convertible into our common stock or other securities or property;

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	depositary shares;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;

•

contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	guarantees of the debt securities of Fiserv Funding Unlimited Company; and

•	units consisting of one or more debt securities or other securities.

Fiserv Funding Unlimited Company may offer and sell senior debt securities, which will be guaranteed by Fiserv, Inc.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement applicable to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. Each applicable prospectus supplement to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Fiserv, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “FI.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2025.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” or “ours” refer to Fiserv, Inc. and its consolidated subsidiaries, including Fiserv Funding Unlimited Company, the “Company” refers to Fiserv, Inc., and “Fiserv Funding” refers to Fiserv Funding Unlimited Company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any free writing prospectus we file with the SEC. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus or any prospectus supplement, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference in this prospectus or any prospectus supplement, contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development, outlook or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus or any supplement to this prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, the following: our ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for our products and services; the ability of our technology to keep pace with a rapidly evolving marketplace; the success of our merchant alliances, some of which we do not control; the impact of a security breach or operational failure on our business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of our vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on us and our employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting us or the financial services industry as a whole; our ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our growth strategies; our ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other documents that we file with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference into this prospectus or any prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Form 10-K and “Part II — Item 1A. Risk Factors” of any subsequently filed Quarterly Report on Form 10-Q, each as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

FISERV, INC.

We are a leading global provider of payments and financial services technology solutions. The Company is publicly traded on the New York Stock Exchange and part of the S&P® 500 Index. We serve clients around the globe, including merchants, banks, credit unions, other financial institutions and corporate and public sector clients. We provide account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform.

The Company is a Wisconsin corporation. Its principal executive offices are located at 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203, and its telephone number is (262) 879-5000.

FISERV FUNDING UNLIMITED COMPANY

Fiserv Funding Unlimited Company (“Fiserv Funding”) is an indirect wholly owned, holding company subsidiary of Fiserv, Inc. that was incorporated under the laws of the Republic of Ireland as a private unlimited company with share capital on April, 14, 2025 and whose primary purpose is to serve as a holding company and finance the business and operations of Fiserv, Inc. and its affiliates. With an unlimited company, such as Fiserv Funding, there is no limit on the liability of the shareholders, and recourse may be had by creditors to the shareholders of Fiserv Funding in respect of liabilities that may be owed by Fiserv Funding that Fiserv Funding failed to discharge. First Data Global Services Limited, a limited liability company incorporated in the Republic of Ireland, is the sole shareholder of Fiserv Funding. Fiserv Funding is registered with the Irish Companies Registration Office under number 786181. Fiserv Funding’s principal executive offices are located at 10 Hanover Quay, Dublin D02 K510, and its telephone number is (262) 879-5000.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Each of Fiserv, Inc. (the “Company”) and Fiserv Funding Unlimited Company (“Fiserv Funding”) may offer debt securities from time to time, and the Company may offer guarantees of the debt securities of Fiserv Funding from time to time.

This section describes the general terms and provisions of the debt securities and guarantees of debt securities that the Company or Fiserv Funding may issue in the form of one or more series from time to time, separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit. The applicable prospectus supplement will describe the specific terms of the debt securities and any guarantees of debt securities for the benefit of the series of debt securities to which it relates offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities or guarantees, as applicable.

The debt securities of the Company will be issued under an indenture among the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The debt securities of Fiserv Funding will be issued under an indenture among Fiserv Funding, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. Debt securities issued by Fiserv Funding will be fully and unconditionally guaranteed by the Company under Fiserv Funding’s indenture. This prospectus refers to each of these indentures individually as an “indenture” and collectively as the “indentures.”

We have summarized selected provisions of the indentures below. The summary is not complete. The indentures have been filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you Whenever we refer in this prospectus or in the prospectus supplement to particular defined terms of an indenture, those defined terms are incorporated by reference herein or therein. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

General

Each indenture provides that debt securities in separate series may be issued under such indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate the issuer of the debt securities to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into the Company’s common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	any guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The indentures do not limit the amount of debt securities that may be issued. The indentures allow debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the applicable indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Fiserv Funding will be guaranteed by the Company. Any such guarantees will be on a full and unconditional basis.

Conversion Rights

The Company’s debt securities may be converted into the Company’s common stock or other securities or property, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holders of such series of debt securities, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, the issuer and the guarantor (if any) of any series of debt securities may not consolidate with or merge into any person, and may not permit any person to consolidate or merge with it, and the Company may not transfer, lease or otherwise dispose all or substantially all of its assets to any person, unless:

•

the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction or specified foreign jurisdictions and assumes the obligations of the issuer or the guarantor of the debt securities, as the case may be, with respect to the debt securities or guarantees, as applicable, under the indenture;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•

the issuer of the debt securities delivers to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4)

failure to perform any of the other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; or

(5)	certain events of bankruptcy, insolvency or reorganization affecting the Company, the issuer of the debt securities (if not the Company) or any of the Company’s significant subsidiaries.

If an event of default (other than an event of default described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to the issuer of such debt securities or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the issuer of such debt securities and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of an indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding under the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture, unless:

•	such holder gives the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered reasonable indemnity, to the trustee for losses incurred in connection with pursuit of the remedy; and

•

the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

The issuer of any debt securities will be required to furnish to the trustee annually a statement by certain of its officers as to whether or not such issuer, to its knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the applicable indenture may be made by the issuer thereunder, the guarantor (if any), and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities.

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the applicable indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from the failure to convert any debt security in accordance with the applicable indenture; or

•	of certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the applicable indenture or any other surviving rights expressly provided for in any applicable supplemental indenture) when:

•	either:

•

all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer of such debt securities) have been delivered to the trustee for cancellation; or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case the issuer of such debt securities has deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	the issuer of the debt securities and the guarantor thereof (if any) have paid or caused to be paid all other sums payable by such issuer or such guarantor under the indenture; and

•

the issuer of the debt securities has delivered an officers’ certificate and an opinion of counsel to the trustee stating that it has satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. The issuer of any series of debt securities and the guarantor thereof (if any) will be discharged from all of their obligations with respect to such series of debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)

the issuer of the debt securities has delivered to the trustee an opinion of counsel to the effect that it has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)

no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “— Events of Default,” at any time until 90 days after such deposit;

(3)

such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the issuer of the debt securities or the guarantor thereof (if any) is a party or by which they are bound; and

(4)

the issuer of the debt securities has delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. Each indenture provides that the applicable issuer may elect, at its option, that the failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, the applicable issuer must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if the applicable issuer has delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading —“Legal Defeasance and Covenant Defeasance” above are satisfied. If the applicable issuer exercises this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, the applicable issuer and the guarantor (if any) would remain liable for such payments.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock summarizes general terms and provisions that apply to the Company’s capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the Company’s articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

The Company’s authorized capital stock consists of 1,800,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, no par value per share. The Company will disclose in an applicable prospectus supplement the number of shares of the Company’s common stock then outstanding. As of the date of this prospectus, no shares of the Company’s preferred stock were outstanding.

Common Stock

Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under “— Statutory Provisions”), holders of the Company’s common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of the Company’s preferred stock that are outstanding, the Company’s board of directors may at its discretion declare and pay dividends on the Company’s common stock out of the Company’s earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of the Company’s preferred stock that are outstanding, if the Company is liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of the Company’s common stock. Holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Company’s board of directors is authorized to issue the Company’s preferred stock in series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

If the Company offers preferred stock, the Company will file the terms of the preferred stock with the SEC and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Company’s common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of the Company.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the Company’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as the Company and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

DESCRIPTION OF DEPOSITARY SHARES

The Company may, at its option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Fiserv, Inc. and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

The Company will describe the particular terms of any depositary shares the Company offers in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The Company may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement. Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by the Company, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF PURCHASE CONTRACTS

The Company may issue purchase contracts for the purchase or sale of the Company’s debt securities or the Company’s equity securities or securities of third parties including any of the Company’s affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

The Company may issue purchase contracts obligating holders to purchase from the Company, and obligating the Company to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, the Company may issue purchase contracts obligating the Company to purchase from holders, and obligating holders to sell to the Company, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. The Company may satisfy the Company’s obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the Company to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

SELLING SHAREHOLDERS

The Company may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because the Company is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the Company may add secondary sales of shares of the Company’s common stock by any selling shareholders by filing a prospectus supplement with the SEC. The Company may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act. The Company does not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. The Company will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. The Company may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. The Company will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

Each of the Company and Fiserv Funding may sell its securities, and any selling shareholder may sell shares of the Company’s common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the Company or Fiserv Funding, as applicable, will sell such securities, and any selling shareholder will sell shares of the Company’s common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of the Company’s common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by the Company or Fiserv Funding or by any selling shareholder and the sale thereof may be made by the Company or Fiserv Funding or by any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the

Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with the Company or Fiserv Funding or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. The Company may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

The Company or any selling shareholder may also sell shares of the Company’s common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

The Company, Fiserv Funding or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, the Company, its subsidiaries (including Fiserv Funding), or any selling shareholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Current Reports on Form 8-K as filed with the SEC on January 23, 2025, March 17, 2025 and April 2, 2025; and

•

the information in the Definitive Proxy Statement for our 2025 annual meeting filed with the SEC on April  2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

600 N. Vel R. Phillips Avenue

Milwaukee, Wisconsin 53203

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Sullivan & Cromwell, LLP, DLA Piper Ireland LLP, and Eric Nelson, the Company’s SVP, General Counsel and Secretary. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of counsel may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of counsel may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The financial statements of Fiserv, Inc. incorporated by reference in this prospectus by reference to Fiserv, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Fiserv, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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Fiserv Funding Unlimited Company

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Fully and Unconditionally Guaranteed by

Fiserv, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Citigroup

MUFG

Wells Fargo Securities

BofA Securities

PNC Capital Markets LLC

TD Securities

Truist Securities

US Bancorp

Deutsche Bank

April  , 2025